PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion, Dated March __, 2018

The Movie Studio, Inc.

2598 East Sunrise Boulevard., Suite 2104

Ft. Lauderdale, Florida 33304

2,450,625,172 SHARES OF COMMON STOCK

2,000,000,000 SHARES OFFERED BY THE COMPANY

450,625,172 SHARES OFFERED BY SELLING SHAREHOLDERS

The Movie Studio, Inc. (the “Company”), is offering a maximum of 2,000,000,000 shares of Common Stock (the “Offered Shares”), par value of $0.0001 per share (the “Common Stock”), on a “best efforts” basis. The maximum offering amount (“Maximum Offering Amount”) is $10,000,000. We expect that the fixed initial public offering price per share will be from $0.002 to $0.005 per share upon qualification of the Offering Statement (as defined below) by the Securities and Exchange Commission (“SEC”). In computing the maximum number of shares of Common Stock, we assumed an initial public offering price of $0.005 per share of Common Stock, which is the upper end of the price range from $0.002 to $0.005 per share. The issuer intends to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $10,000,000, the issuer used the upper end of the range, which is $0.005, as required by Rule 253(b)(2)(ii). Another 450,625,172 shares are being offered by Selling Shareholders.

These securities are described in the section on “Securities Being Offered” on page 49.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions	Proceeds Before Expenses to Company
Per Share		$0.005		$0.005
Total Maximum	2,000,000,000	10,000,000	0	10,000,000
Selling Shareholders	450,625,172	2,253,515	0	2,253,515

(1)	In computing the minimum and maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.005 per share of Common Stock, which is the upper end of the price range from $0.002 to $0.005 per share. The fixed initial public offering price per share in the range from $0.002 to $0.005 per share will be determined upon qualification of the Offering Statement by the SEC. The issuer intends to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering of stock by the Company, which is up to $10,000,000, the issuer used the upper end of the range, which is $0.005, as required by Rule 253(b)(2)(ii).
(2)	This is the initial public offering of securities of The Movie Studio, Inc., a Delaware corporation. We are offering 2,000,000,000 shares of our Common Stock, par value $0.0001 ("Common Stock") at an offering price range of $0.002 to $0.005 per share for 2,000,000,000 shares (the "Offered Shares"). Another 450,625,172 shares are being offered by Selling Shareholders.
(3)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(4)	We are offering these securities without an underwriter.
(5)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $400,000 assuming the maximum offering amount is sold.
(6)	Includes stock of selling shareholders. See “Plan of Distribution – Selling Shareholders.”

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

We expect to commence the proposed sale to the public when the offering is qualified by the Securities and Exchange Commission.

We intend to rely on Rule 253(b) and a preliminary offering circular is circulated. We estimate that the range of the maximum offering price is $0.002 to $0.005 and we estimate that the maximum number of securities offered by the Company will be 2,000,000,000 shares of Common Stock.

The date of this Offering Circular is March   , 2018.

This is the initial public offering of securities of The Movie Studio, Inc., a Delaware corporation. We are offering 2,000,000,000 shares of our Common Stock, par value $0.0001 ("Common Stock") at an offering price range from $.002 per share to $0.005 per share for 2,000,000,000 shares. The selling stockholders identified in this prospectus are offering an additional 450,625,172 shares. The Movie Studio will not receive any of the proceeds from the sale of the shares being sold by the selling stockholders.

This offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date. The minimum purchase requirement per investor is 200,000 Offered Shares at $0.005 ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Our Common Stock currently trades on the Pink Open Market under the symbol “MVES” and the closing price of our Common Stock on March 7, 2018 was $0.0022. Our Common Stock currently trades on a sporadic and limited basis.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "The Movie Studio", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of The Movie Studio, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our lack of a profitable operating history;

•	The competition that we face;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our dependence on our officers and directors, who may be difficult to replace;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “The Movie Studio”. We incorporated in Delaware on July 28, 1961. Our fiscal year-end date is October 31.

Our offices are located at 2598 East Sunrise Boulevard, Suite 2104, Ft. Lauderdale, Florida 33304. We maintain a website at http://www.themoviestudio.com. Our phone number is (954) 332-6600 and our email address is gsv@themoviestudio.com/ We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

The Movie Studio (OTC Stock Symbol: MVES) is a vertically integrated, publicly traded, motion picture production and distribution company based in Hollywood, Florida. The Company was established in 1961 under the corporate name of Magic Fingers, Inc. In November 2012, the company changed its name to The Movie Studio, Inc., a Division of Destination Television, Inc. a publicly traded company (OTC Stock Symbol: DSTV) and on June 9, 2014 the Company officially changed the name of its parent Company to The Movie Studio, Inc. and changed its stock symbol to MVES. The company was founded by and is currently spearheaded by Gordon Scott Venters, President and Chief Executive Officer, who has over 23 years experience in the media and motion picture sector and has been featured in Forbes Magazine and The New York Times. The Movie Studio is currently vesting in producing worldwide commercially viable films and is one of the only fully equipped full-sized movie and production facilities in South Florida.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol MVES. The Issuer's securities have not recently been de-listed by any securities exchange. The Issuer filed a Form 15 with the Securities and Exchange Commission de-registering its Common Stock on January 20, 2017.

The Offering

This is a public offering of securities of The Movie Studio, Inc., a Delaware corporation. We are offering 2,000,000,000 shares of our Common Stock, par value $0.0001 (“Common Stock”) at an offering price from $0.002 to $0.005 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 200,000 Offered Shares ($1,000) based on an offering price of $0.005; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

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Our Common Stock currently trades on the Pink Open Market under the symbol “MVES” and the closing price of our Common Stock on March 7, 2018 was $0.0022. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular a part is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “The Movie Studio, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of The Movie Studio, Inc.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Issuer:	The Movie Studio, Inc.

Business:	The Company is a vertically integrated, publicly traded, motion picture production and distribution company based in Hollywood, Florida.

Securities offered:

A maximum of 2,000,000,000 shares of our Common Stock, par value $0.0001 (“Common Stock”) at an offering price from $0.002 to $0.005 per share (the “Offered Shares”).

An additional 450,625,172 shares are being offered by selling shareholders. The Company will not receive any of the proceeds of these sales.

Number of shares of Common Stock outstanding before the Offering:	586,350,894 shares of Common Stock as of January 31, 2018.

Number of shares of Common Stock to be outstanding after the Offering:	2,586,350,894 shares of Common Stock, if the maximum amount of Offered Shares are sold.

Price per share:	A price range of $0.002 to $0.005.

Maximum offering amount for the Company:	2,000,000,000 shares at a price range of from $0.002 to $0.005, or a maximum of $10,000,000.

Trading Market:	Our Common Stock trades on the Pink Open Market under the symbol “MVES.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $9,600,000. We will use these net proceeds for business development and working capital, and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Concerns about our ability to continue as a going concern.

Our need for more capital.

Risks of competition.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Businesses

Lack of Profitable Operating History.

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company: (1) has funds available for working capital, project development and sales and marketing efforts; (2) has funds for the continuous upgrading of its production operations and facilities; (3) achieves the projected sales revenues; (4) controls the Company’s operating expenses; (5) continues to attract new business; and (6) withstands competition in the Company’s marketplace.

The Company’s activities will require additional financing, which may not be obtainable.

The Company had limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be inadequate to meet the Company’s anticipated cash and working capital needs at least through January 31, 2018. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

The Company depends heavily on the Company’s CEO who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its chairman, CEO. While there are incentives to have him remain with the Company and is bound by an employment contracts, there is no assurance that either of them will not elect to terminate his services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company’s ability to operate and compete effectively requires that the Company hires and retain skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and its ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

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Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and director’s liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or is a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

The Company’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if the Company fails to implement its business plan.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development stage company. The Company was formed in 1961. The Company has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. The Company prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this Prospectus, the Company has had only limited startup operations and has generated very small revenues. Considering these facts, independent auditors have expressed substantial doubt about the Company’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, the Company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in the Company is risky.

We have very little meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face distribution and product risks.

Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

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If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase additional equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.

We may borrow funds and secure those loans with our assets, which would put those assets at risk.

We may obtain a commercial line of credit to finance costs of production and distribution and to finance the subsequent costs of our film properties. The loans we obtain will be secured by our assets, which will put those assets at risk of forfeiture if we are unable to make our required payment.

Because the motion picture industry is highly speculative and inherently risky, our motion picture may not be commercially successful, in which case we will not be able to recover our costs or realize anticipated profits.

The motion picture industry is highly speculative and inherently risky. We cannot assure you that any motion picture we release, distribute, license, acquire or produce will be successful since the revenues derived from the production and distribution of a motion picture depend primarily upon its acceptance by the public, which cannot be predicted. The revenues derived also may not necessarily correlate to the production or distribution costs incurred. A motion picture's commercial success also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Therefore, there is a substantial risk that some or all of the motion pictures or other programs that we release, distribute, license, acquire or produce will not be commercially successful, resulting in costs not being recovered or anticipated profits not being realized. Additionally, forecasting film revenue and associated gross profits from our films prior to release is extremely difficult and may result in significant write-offs.

There are significant risks associated with the motion picture industry.

The completion and commercial success of a motion picture is extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

•	talent and crew availability,

•	financing requirements,

•	distribution strategy, including the time of the year and the number of screens on which it is shown,

•	the number, quality and acceptance of other competing films released into the marketplace at or near the same time,

•	critical reviews,

•	the availability of alternative forms of entertainment and leisure time activities,

•	piracy and unauthorized recording, transmission and distribution of motion pictures,

•	general socioeconomic conditions and political events,

•	weather conditions, and

•	other tangible and intangible factors.

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All of these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film’s box office receipts adversely.

Enforcing our proprietary rights may require litigation.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to protect our patents, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

We are subject to risks caused by the availability and cost of insurance.

Changing conditions in the insurance industry have affected most areas of corporate insurance. These changes have in the past and may in the future result in higher premium costs, higher deductibles and lower insurance coverage limits. Due to these factors, we have elected to self-insure certain risks.

Domestic theatrical distribution is very competitive and dominated by major studio distributors.

Domestic theatrical distribution is very competitive. A substantial majority of the motion picture screens in the United States typically are committed at any one time to between 10 and 15 films distributed nationally by major studio distributors that can command greater access to available screens. Although some theaters specialize in exhibiting independent motion pictures and art-house films, there is intense competition for screen availability for these films as well. The number of motion pictures released theatrically in the United States also has increased in recent years, which has increased competition for exhibition outlets and audiences.

We face numerous risks in our international licensing activities.

We may derive revenues from licensing distribution rights in territories outside the United States. Our financial results and results of operations could be negatively affected by the risks inherent in international trade, many of which are beyond our control. These risks include: (1) laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws; (2) differing cultural tastes and attitudes, including varied censorship laws; (3) differing degrees of protection for intellectual property; (4) motion picture piracy; (5) financial instability and increased market concentration of buyers in foreign television markets including in European pay television markets; (6) the instability of foreign economies and governments; (7) changes in foreign currency exchange rates and currency controls; (8) trade protection measures; (9) longer accounts receivable collection patterns; (10) changes in regional or worldwide economic or political conditions; (11) war and acts of terrorism; or (12) natural disasters.

Because our contracts are typically denominated in U.S. dollars, advances and minimum guarantees of license fees payable to us by foreign distributors, and advances and minimum guarantees that we pay to foreign producers in connection with the acquisition of distribution rights, generally are unaffected by exchange rate fluctuations. However, to the extent our agreements with foreign sub-distributors require them to pay us a percentage of revenues in excess of any advance or minimum guarantee, fluctuations in the currencies in which these revenues are received by the sub-distributor may affect the amount of U.S. dollars that we receive in excess of any minimum guarantee. Exchange rate fluctuations also could affect the ability of sub-distributors to pay agreed minimum guarantees or to bid for and acquire rights to motion pictures that we distribute. Although exchange rate fluctuations generally have not had a material effect on our results of operations in the past, we cannot assure you that these fluctuations will not have a material impact on our future results of operations.

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Piracy of motion pictures, including digital and Internet piracy, may decrease revenue received from the exploitation of our films.

Motion picture piracy is extensive in many parts of the world and is made easier by technological advances and the conversion of motion pictures into digital formats, which facilitates the creation, transmission and sharing of high quality unauthorized copies of motion pictures in theatrical release, on videotapes and DVDs, from pay-per-view through set top boxes and other devices and through unlicensed broadcasts on free TV and the Internet. The proliferation of unauthorized copies and piracy of these products has an adverse effect on our business because these products reduce the revenue we receive from our legitimate products. Unauthorized copying and piracy are prevalent in territories outside of the U.S., Canada and Western Europe and in countries where we may have difficulty enforcing our intellectual property rights. The U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted or, if enacted, effective. If enacted, such actions could impact the amount of revenue that we realize from the international exploitation of motion pictures depending upon the countries subject to such action and the duration and effectiveness of such action. If embargoes or sanctions are not enacted or if other measures are not taken, we may lose an indeterminate amount of additional revenue as a result of motion picture piracy.

We cannot predict the effect that rapid technological change or alternative forms of entertainment may have on us or on the motion picture industry.

The entertainment industry in general, and the motion picture industry in particular, continue to undergo significant changes, primarily due to technological developments, including developments in DVD formats, such as HI-DEF and Blue Ray, and digital delivery. Due to rapid growth of technology and shifting consumer tastes, we cannot accurately predict the overall effect that technological growth or availability of alternative forms of entertainment may have on the potential revenue from and profitability of our films. In addition, certain outlets for the distribution of motion pictures may not obtain the public acceptance that is or was previously predicted. For example, while we may benefit from the rapid growth in the DVD market, we cannot be assured that such growth will continue, or that other developing distribution channels, such as video-on-demand, will be accepted by the public or that, if they are accepted by the public, we will be successful in exploiting such channels. Moreover, to the extent that other distribution channels gain popular acceptance, it is possible that demand for existing delivery channels, such as DVDs, will decrease. If we are unable to exploit new delivery channels to the same extent that we have exploited existing channels, our business, results of operations or financial condition would be materially adversely affected.

Our business involves risks of liability claims for entertainment content, which could adversely affect our business, results of operations and financial condition.

As an owner and distributor of entertainment content, we may face potential liability for: (1) defamation; (2) invasion of privacy; (3) right of publicity or misappropriation; (4) actions for royalties and accounting; (5) breach of contract; (6) negligence; (7) copyright or trademark infringement (as discussed below); and (8) other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, producers and distributors of entertainment content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

We face substantial capital requirements and financial risks.

Our business requires a substantial investment of capital. The development and distribution of motion pictures and other media programs require a significant amount of capital. A significant amount of time will elapse between our expenditure of funds and the receipt of commercial revenues from or government contributions to our films or programs. This time lapse requires us to use a significant portion of our capital or obtain requirements from other financing sources. Although we intend to continue to reduce the risks of our production exposure through pre-sales to distributors, we cannot assure you that we will implement successfully these arrangements or that we will not be subject to substantial financial risks relating to the production, acquisition, completion and release of our film. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition. In addition, if our film's production or distribution incurs substantial budget overruns, we cannot assure you that we will recoup these costs, which could have a material adverse effect on our business, results of operations and financial condition. Increased costs incurred with respect to our film may result in such film not being ready for release at the intended time and the postponement to a potentially less favorable time, all of which could cause a decline in performance, and thus the overall financial success of such film. Budget overruns could also prevent the Film from being completed or released. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

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Since we may require additional funds before we can complete our film, our expenses may be increased and it may take us longer to generate revenues.  We have no way to predict when we will complete our film.

Since we are not generating revenues, we may need to raise additional capital through either equity or debt financings in order to continue operations and complete our film. We have no identifiable source of such funds and cannot guarantee that any source will develop in the near future. General overhead and administrative costs will be incurred by us during this period, which means any delay would also increase our expenses and reduce your potential return. If we do not have an additional source of operating capital and we are unable to complete the post production and marketing of our film, our ability to continue our business will be compromised and we may be forced to either significantly curtail our operations or shut down altogether.

The distribution of our film could be affected by rating restrictions that would limit its marketability and accessibility to wider audiences, thus reducing our ability to generate revenues from its distribution.

Because our film contains mature themes, it may be subject to ratings restrictions and censorship, which would reduce our ability to commercialize our film.  Certain agreements we plan to obtain, including agreements with distribution companies, may be contingent upon our film ultimately receiving a rating classification from the Motion Picture Association of America, or MPAA, that is no more restrictive than PG.

We intend to produce our film in such a manner that it will receive a PG rating. However, our film contains mature themes, and it is difficult to predict how the MPAA will classify our film. If our film is unable to obtain a rating less restrictive than PG-13, then marketing and advertising support from the distributor may be reduced, resulting in fewer distribution venues and thus a smaller audience.

In addition, censors in certain foreign jurisdictions might find elements of Our film to be objectionable. We may be forced to make revisions before exhibiting Our film in these jurisdictions, further adding to our expenses. The release of Our film in certain jurisdictions may be denied regardless of revisions. These occurrences would reduce our international revenues.

We have not made any distribution agreements.

We have not entered into any distribution agreements. Therefore, the sale of our film is not assured at the present time and is dependent upon its acceptance in the marketplace by distributors at the time we market the Film, as well as the state of the market and competition for distribution outlets at that time.

We face competition for a finite amount of domestic and foreign markets from existing independent feature film production companies. Almost all of our competitors have greater financial and other resources than we have.

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. We will be competing with the major film studios that dominate the motion picture industry. Some of these companies include: News Corporation's Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Vivendi Universal's Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of the companies we will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements.  In addition, our film will compete for audience acceptance with motion pictures produced and distributed by other companies. Our success is dependent on public taste, which is both unpredictable and susceptible to rapid change.

In order to be competitive, we must create a motion picture of aesthetic and narrative quality comparable to the films of the major film studios that appeals to a wide range of public taste both in the United States and abroad. Also, we plan on exploiting similar methods of distribution available to motion pictures. If we are unable to effectively compete with either the smaller or larger competition, our ability to earn revenue will be compromised and we may have to cease doing business. As a result, investors in us could lose their entire investment.

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger. Our competitors could reproduce the company’s business model without significant barriers to entry.

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We could be adversely affected by strikes and other union activity.

We do not have any unionized employees within our company, but we do rely on members of the Screen Actors Guild, the Writers Guild of America, the Directors Guild of America and other guilds in connection with most of our productions. We are currently subject to collective bargaining agreements with these unions and, therefore, must comply with all provisions of those agreements in order to hire actors, directors or writers who are members of these guilds. Provisions in each labor contract with each of the Guilds obligate us to pay residuals to their members based on various criteria including the airing of films or cash collections. If we fail to pay such residuals to those entitled to receive them, any of the unions that represent our actors, writers and directors may have the right to foreclose on the film giving rise to such residual in order to compensate its union members accordingly. Additionally, we may be adversely impacted by work stoppages or strikes. For example, the four-month long strike by the Writers Guild, which ended February 2008, diminished the pool of writers available to us during such work stoppage. The collective bargaining agreement with the Screen Actors Guild expires in June 2008, and a halt or delay in negotiating a new industry-wide union contract, depending on the length of time involved, could lead to a strike by union members and cause delays in the development, production and completion of our films and thereby could adversely affect the revenue that our films generate. Any new collective bargaining agreements may increase our expenses in the future.

Business interruptions and disasters could adversely affect our operations.

Our operations are vulnerable to outages and interruptions due to fire, flood, power loss, telecommunications failures and similar events beyond our control. We may operate or store our film in California. California locations have, in the past, and may, in the future, be subject to earthquakes as well as electrical blackouts as a consequence of a shortage of available electrical power. In addition, we will not have business interruption insurance as well as property damage insurance to cover losses that stem from an event that could disrupt our business. Our film is unique in nature and cannot be easily reproduced. If any storage facility were to suffer damage or destruction such that our film were no longer able to be licensed to third parties, our opportunity to generate revenue by re-licensing our content would be limited and would potentially impact our earnings and financial condition.

We may incur significant expenses in order to protect and defend against intellectual property claims, including claims where others may assert intellectual property infringement claims against us.

Our success depends, in part, upon sufficient protection of our intellectual property. There can be no assurance that infringement or misappropriation claims (or claims for indemnification resulting from such claims) will not be asserted or prosecuted against us, or that any assertions or prosecutions will not materially adversely affect our business, financial condition or results of operations. Notwithstanding the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to obtain a license of a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

Our intellectual property rights may not be enforceable in certain foreign jurisdictions.

We attempt to protect our proprietary and intellectual property rights in our productions through available copyright and trademark laws as well as through licensing and distribution arrangements with reputable international companies in specific territories and for limited durations. We rely on copyright laws to protect the works of authorship created by us or transferred to us via assignment or by operation of law as works made for hire. We have generally recorded or registered our copyright and trademark interests in the United States. Despite these precautions, existing copyright and trademark laws vary from country to country and the laws of some countries in which our productions are marketed may not protect our intellectual property to the same extent as do U.S. laws, or at all. Furthermore, although copyrights and trademarks that arise under United States and United Kingdom law will be recognized in most other countries (as most countries are signatories to the Berne Convention, the Universal Copyright Convention and the Madrid Protocol), we cannot guarantee that courts in other jurisdictions will afford our copyrights and trademarks the same treatment as do courts in the United States or the United Kingdom. Although we believe that our intellectual property is enforceable in most jurisdictions, we cannot guarantee such validity or enforceability.

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We may incur accelerated film amortization or significant write-offs if our estimate of total revenue for each film is not accurate.

We will use the individual film-forecast-computation method to amortize our capitalized film production costs. We are required to amortize capitalized film production costs over the expected revenue streams as we recognize revenue from each of the associated films. The amount of film production costs that will be amortized depends on the amount of future revenue we expect to receive from each film. If estimated ultimate revenue declines, amortization of capitalized film costs will be accelerated and future margins may be lower than expected. If estimated ultimate revenue is not sufficient to recover the unamortized film production costs, the unamortized film production costs will be written down to fair value. Such accelerated amortization would adversely impact our business, operating results and financial condition. Furthermore, we will base our estimates of revenue on a variety of information, including recent sales data from domestic and major international licenses and other sources. If the estimates are not correct, and our internal controls over such information do not detect such an error, the amount of revenue and related expenses that we recognize could be incorrect, which could result in fluctuations in our earnings.

We may access a variety of film production incentives and subsidies offered by foreign countries and the United States that reduce our production costs. If these incentives and subsidies become less accessible to us or to our production partners, or if they are eliminated, modified, denied or revoked, our production costs could substantially increase.

Production incentives and subsidies for film production are widely used throughout the industry and are important in helping to offset production costs. Many foreign countries, the United States and individual states have programs designed to attract production. Canada is a notable example. Incentives and subsidies are used to reduce production costs and such incentives and subsidies take different forms, including direct government rebates, sale and leaseback transactions or transferable tax credits. We may benefit from these financial incentives and subsidies in Canada as well as in Germany, the United Kingdom, Ireland, Hungary, South Africa, Australia, New Zealand and the United States. The laws and procedures governing these production incentives are subject to change. If we or our production partners are unable to access any of these incentives and subsidies because they are modified or eliminated, we may be forced to restructure the financing of our film productions, increasing the likelihood that our inability to offset production costs will cause our profits to decrease. Further, the applications for these incentives and subsidies often are prepared and filed by our production partners, rather than by us, and they are subject to guidelines and criteria mandated by foreign, United States or state governments. We do not control the application or approval processes. If these applications are denied or revoked for any reason, impacting the operations of our production partners, we may be forced to restructure the financing of our film productions. Failure to achieve the cost savings that we have historically achieved could have a material adverse effect on our results of operations, financial condition and cash flows.

If consumers spend less on entertainment-related goods and services, we may have difficulty generating revenues and becoming profitable.

Our business opportunities are directly dependent upon the level of consumer spending on entertainment products and other related products, a discretionary spending item. In addition, our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. Consumer spending in general or spending in the entertainment market in particular may decline, which would likely have a direct effect on our ability to generate revenues.

Our success is primarily dependent on audience acceptance of our film, which is extremely difficult to predict and therefore inherently risky.

We cannot predict the economic success of our motion pictures because the revenue derived from the distribution of our motion picture (which does not necessarily bear any correlation to the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a motion picture also depends upon the public’s acceptance of competing films, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

In general, the economic success of a motion picture is dependent on its domestic theatrical performance, which is a key factor in predicting revenue from other distribution channels and is largely determined by our ability to produce content and develop stories and characters that appeal to a broad audience and the effective marketing of the motion picture. If we are unable to accurately judge audience acceptance of our film content or to have the Film effectively marketed, the commercial success of the Film will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure you that our film will generate enough revenue to offset its distribution and marketing costs, in which case we would not receive any gross receipts for such film.

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The costs of producing and marketing feature films have steadily increased and may increase in the future, which may make it more difficult for a film to generate a profit or compete against other films. The production and marketing of theatrical feature films requires substantial capital and the costs of producing and marketing feature films have generally increased in recent years. These costs may continue to increase in the future, which may make it more difficult for our films to generate a profit or compete against other films. Historically, production costs and marketing costs have risen at a rate faster than increases in either domestic admissions to movie theaters or admission ticket prices. A continuation of this trend would leave us more dependent on other media, such as home video, television, international markets and new media for revenue.

We compete for audiences based on a number of factors, many of which are beyond our control.

Despite a general increase in movie theater attendance, the number of animated and live-action feature films released by competitors, particularly the major U.S. motion picture studios, may create an oversupply of product in the market, and may make it more difficult for our film to succeed. In particular, we compete directly against family oriented live-action films. Oversupply of such products may become most pronounced during peak release times, such as school holidays, national holidays and the summer release season, when theater attendance has traditionally been highest. Although we may seek to release our film during peak release times, we cannot guarantee that we will be able to release all of our films during those times and, therefore, may miss potentially higher gross box-office receipts. In addition, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to only 10 to 15 films distributed nationally by major studio distributors. If our competitors were to increase the number of films available for distribution and the number of exhibition screens remained static, it could be more difficult for us to release our film during an optimal release period.

Our film production budgets may increase, and film production spending may exceed our budget.

Our film budget may continue to increase due to factors including, but not limited to, (1) escalation in compensation rates of people required to work on our current projects, (2) number of personnel required to work on our current projects, (3) equipment needs, (4) the enhancement of existing, or the development of new, proprietary technology and (5) the expansion of our facilities to accommodate the growth of the studio. Due to production exigencies, which are often difficult to predict, it is not uncommon for film production spending to exceed film production budgets, and our current project may not be completed within the budgeted amounts.

General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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We have limited operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have limited operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

Risks Related to this Offering

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered are sold at the maximum offering price, investors in this Offering will own 76.6% of the then outstanding shares of our Common Stock and will experience a dilution of $0.0028 per share. See “Dilution.”

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited.

Management has prepared the Company’s financial statements. These statements have not been audited.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No one member of the Board of Directors is an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Our control shareholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholders own or control a majority of the voting power of the Company. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

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•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following January 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

16

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $500,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their us, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

17

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of January 31, 2017 was ($921,504) or ($0.003) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

In computing the estimated use of proceeds, we assumed an initial public offering price of $0.005 per share of Common Stock, which is the upper range of the price range from $0.002 to $0.005 per share. We intend to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $10,000,000, we used the upper end of the range, which is $0.005, as required by Rule 253(b)(2)(ii). We anticipate that the proceeds of this Offering will be $10,000,000, without accounting for expenses, if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all or any of the Shares we are offering and we cannot assure that they can be sold for the purchase price that we ultimately set for the Offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 50%, 75%, or 100% of the Shares being offered in the Offering:

Percentage of shares offered that are sold	100.00%	75.00%	50.00%	25%

Price to the public charged for each share in this Offering	0.005	0.005	0.005	0.005

Historical net tangible book value per share as of October 31, 2017 (1)	(0.0027)	(0.0027)	(0.0027)	(0.0027)

Increase in net tangible book value per Increase per share attributable to new investors in this Offering (2)	0.0042	0.0041	0.0038	0.0033

Net tangible book value per share, after this Offering	0.0033	0.0029	0.0023	0.0012

Dilution per share to new investors	0.0028	0.0024	0.0018	0.0007

(1)	Based on net tangible book value as of January 31, 2018 of $(921,594) and 586,350,894 outstanding shares of Common stock as of January 31, 2018.
(2)	After deducting estimated offering expenses of $400,000, $300,000, $200,000, and $100,00, respectively.

18

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTCMarkets in the Pink Open Market under the symbol “MVES”.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

19

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

20

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 450,625,172 shares of our common stock held by 352 shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 31, 2018 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

The column “Percent of common stock owned after offering (if all shares are sold)” includes the shares also registered by the Company to be sold pursuant to this offering.

Selling Shareholders	Shares Owned Prior to the Offering	Shares Offered	Shares to be Owned After Offering	Percent of Pre-Offering Outstanding Shares
A-Z Professional Consultants Inc.	181	181	0	0
Academy Entertainment Inc.	50	50	0	0
Jane Adams	50	50	0	0
Ricardo Agudelo	100	100	0	0
Aibc Investment Corp	2	2	0	0
Rodrigo Ignacio Allende	1,030,000	1,030,000	0	0.18
Eldon D Amandus	1	1	0	0
John W Andreoli Jr	3	3	0	0
Tina S Annan	2	2	0	0
Steven Parker Anslow	1	1	0	0
Ilene Armour & Vicki Loren Armour Jtten	1	1	0	0
Charles Arnao	3,085,000	3,085,000	0	0.55
Allen Ashworth	1,000	1,000	0	0
Paulette B Aufort	1	1	0	0
Amir Azim	500	500	0	0
Richard Bagdarsarian	1	1	0	0
Grace A Bandstra	1	1	0	0
Richard Bagdarsarian	1	1	0	0
Anthony M Barbara	5,005,000	5,005,000	0	0.87
John M Barnette	4	4	0	0
Brett Bernstein	529	529	0	0
Black Music Television Inc.	100	100	0	0
Morris J Blackmore	500	500	0	0
Michael Blume	2,500	2,500	0	0
Joseph Bolitsky	76,923	76,923	0	0.01
Jeffrey Michael Borovy	1,500	1,500	0	0
Vincent Bottalico	384,615	384,615	0	0.07
Steven Bowe	576,923	576,923	0	0.1
Harold D Bowers & Mary L Bowers Ttees U/A Dtd 4/25/94 Fbo	1	1	0	0
Jerry D Boyette	250,000	250,000	0	0.04
Greg Brennan	5,692,306	5,692,306	0	0.98
Clarence Brocke Ttte Ua 07/19/2004	384,615	384,615	0	0.07
The Brocke Family Rev Trust		0

21

Dean Buescher	40	40	0	0
Gregor Alexis Bugaeff	250	250	0	0
William R Burdette		0	0	0
Elliot Butts	10	10	0	0
Elliot W Butts & Patricia A Butts Jtten	1	1	0	0
Wayne Bynum	3,000	3,000	0	0
Vincent J Cacciotti Jr	1	1	0	0
Thomas A Cantalano	1,031,000	1,031,000	0	0.18
Carnao Enterprises Llc	50,000	50,000	0	0
Alfred M Carroccia Jr.	13	13	0	0
Daniel L Carson	50,000	50,000	0	0.01
Danny Carson	1,000	1,000	0	0.01
Case Holding Co Inc.	20	20	0	0
Cy J Case	1	1	0	0
Susan Casey	95,334	95,334	0	0.02
Christian Casey-Mckenzie	1	1	0	0
Peter Casoria Jr.	2	2	0	0
Gina M Cassella	3	3	0	0
Samuel E Castro	1,000	1,000	0	0
Thomas Catalano	14,069,000	14,069,000	0	2.43
Cbp Inc.	2	2	0	0
Nick Cecchetto	41,667	41,667	0	0.01
R C Cezayirli	9,780,000	9,780,000	0	1.69
Dr R Cem Cezayrili	220,000	220,000	0	0.04
R C Cezyirli	4,000,000	4,000,000	0	0.69
R C Cezayirli GBMT	6,000,000	6,000,000		1.04
David Charlip	83,384	83,384	0	0.01
Andrew Chesler	500	500	0	0
James Chincholl	20,000	20,000	0	0
Donald A Chippatta	10,000	10,000	0	0
Louis Cimino	5,000,000	5,000,000	0	0.86
Louis Peter Cimino	50,000	50,000	0	0.01
John Clark	192,308	192,308	0	0.03
Clayton Verboon Unlimited	30	30	0	0
David Cohen	1	1	0	0
Gerald R Cooper	65,000	65,000	0	0.01
Norine Corell	18	18	0	0
Robert M Coyne & Ann H Defranceaux Jt Ten	500	500	0	0
D F Martin Holdings Inc.	2	2	0	0
Ken Darby	100	100	0	0
John-Pierre DaSilva	1,000,000	1,000,000	0	0.17
Martin Defranceaux	1,000	1,000	0	0
Richard Dent	300	300	0	0
Richard R Devasto Trust	5,100,000	5,100,000	0	0.88
Anthony Diamante	25,000	25,000	0	0
Paul Dickson	500	500	0	0
William Diggins	1	1	0	0
Division Of State Lands State Of Oregon	2	2	0	0
Ruth Donovan	4	4	0	0
Troy Dovey	2,500	2,500	0	0
Cary L Dudzic & Lena P Dudzic Jtten	1	1	0	0
Stanley Van Duyn	7,000,000	7,000,000		1.24

22

Eagleview Properties Inc.	22	22	0	0
Paul Elgart	20	20	0	0
Joseph B Elkind	3,001,500	3,001,500	0	0.52
Loren E Ernest	1	1	0	0
Vincent Esposito & Caterina Esposito Jt Ten	1	1	0	0
Ernesto Estrada	50	50	0	0
Richard Fairbanks	10,000	10,000	0	0
Jimmy Fazio	1	1	0	0
Corey Feldman	833,340	833,340	0	0.14
Felicia Feulner	1	1	0	0
Nina M Flinn	1	1	0	0
Dan Fogel	100	100	0	0
Tony Forest	2,500	2,500	0	0
Max Forman & Lucille Forman Jtten	1	1	0	0
Lloyd Forsell	5	5	0	0
Jeffrey L Foster	7	7	0	0
Foxcroft Realty	28,500	28,500	0	0.01
Arielle Fraid	1,010,000	1,010,000	0	0.17
Rick Fuoco	5,500	5,500	0	0
Madhu Gajera	1	1	0	0
Cid Galindo	6,000,000	6,000,000	0	1.04
Inger Garcia	350,000	350,000	0	0.06
Inger Garcia Esquire	720,000	720,000	0	0.12
Arthur Gardner	2,000,000	2,000,000	0	0.35
John A Gattuso	250,000	250,000	0	0.04
Christopher Gilbert	225	225	0	0
Jose Gimenez	2	2	0	0
Global Capital Group Llc	15,573,341	15,573,341	0	2.69
Ken Goodman	35,000	35,000	0	0.01
Jeffrey Ross Gregg	1,000,000	1,000,000	0	0.17
Jon David Gregg	1,000,000	1,000,000	0	0.17
Ross Gregg	6,706,502	6,706,502	0	1.16
Ross Gregg & Hunter Ross Gregg Jtwros	1,000,000	1,000,000	0	0.17
Ross Schuyler Gregg	13,043,500	13,043,500	0	2.26
Norman J Gross	1,900	1,900	0	0
David K Hackett	10,000	10,000	0	0
Vantage Point Productions LLC		0
Matthew I Halper	2,500	2,500	0	0
Stephen Hammer	1,500	1,500	0	0
Francis B Hanlon	1	1	0	0
Barbara S Harvey	500,000	500,000	0	0.09
Gertrude Hausbach & Irving Hausbach Jt	1	1	0	0
Grand Havana, Inc.	10,000,000	10,000,000	0	1.76
Maria Del Hierro	500	500	0	0
Highland Light Productions	65,000	65,000	0	0.01
Hogan And Shaw	1	1	0	0
Tomi Holden	20,000	20,000	0	0
Tomi Rae Holden	2,500	2,500	0	0
Chandra A Holst	500	500	0	0
Chandra Holst	500	500	0	0
Alison R Houghtaling	1	1	0	0
Katlyn Hubner	7,500	7,500	0	0
Gloria B Huhtomaki	1,000,000	1,000,000	0	0.17
Byron D Hunsberger	2,500	2,500	0	0
Chris H Hyde	22	22	0	0

23

Ing. Adolf Malinek Gesellschaft M.B.H	100	100	0	0
Robert Michael Ingria	375	375	0	0
Renada Ishmael	1,000	1,000	0	0
Robert Jackson	1	1	0	0
Ellen Jacoby	2,000	2,000	0	0
Michael Jawitz	10	10	0	0
Leif Jensen & Michelle Jensen Jt Ten	5,000	5,000	0	0
Jet Potato Seed	20	20	0	0
Douglas P Johnson & Ahiza H Johnson Jtten	1	1	0	0
Gordon F Johnson	5	5	0	0
Marvin I Johnson & Earline A Johnson Jtten	1	1	0	0
Ronald Lee Johnson	21,902,308	21,902,308	0	3.89
Cathy Josey	1	1	0	0
Jack Kearney	500	500	0	0
John J Kearney	175	175	0	0
Charles W Keefe	5,000,000	5,000,000	0	0.89
Gerry Kelly	83,334	83,334	0	0.01
Peter Kertes	40,000	40,000	0	0.01
Ted Kieta	6	6	0	0
Ivi Kimmel	1	1	0	0
Jacqueline Kimmel	1,000,000	1,000,000	0	0.17
Reed Kimmel & Jacqueline Kimmel Jt Ten	10,000	10,000	0	0
Christopher C Knapp	1,000	1,000	0	0
Fred Joseph Kosinski Jr.	300	300	0	0
Rene D Labonte	1	1	0	0
Aron Laikin	10,000	10,000	0	0
Harvey Laikin	10,000	10,000	0	0
Stuart M Lane	12,500,000	12,500,000	0	2.16
Peter Langone	15,000	15,000	0	0
Rene Lara	10,000	10,000	0	0
Mary Law	51	51	0	0
Mary N Law	18	18	0	0
Scott Lawrence	3	3	0	0
Patricia Leonard Ttee U/A Dtd 10/26/89 Fbopatricia Leonard Trust	1	1	0	0
David Levine	3	3	0	0
Robert Lewis	1	1	0	0
Von Von Lindenberg	1	1	0	0
Jeff Lupton	1	1	0	0
Kevin Macivor	700	700	0	0
Darryl A Mack	2,000,000	2,000,000	0	0.35
Alexander Mackenzie & Victria Mackenzie Jt Wros	1,000,000	1,000,000	0	0.17
Magic Fingers Inc.	15	15	0	0
James E Mahan	1	1	0	0
Charles V Marion & Joyce D Marion Jt	3,420,000	3,420,000	0	0.59
Andre Martin	11,500	11,500	0	0
Douglas Martin	7,170,000	7,170,000	0	1.24
Douglas Martin	5,180,000	5,180,000	0	0.9
Dr Doug Martin	150,000	150,000	0	0.03
Kelli Martin	2,500	2,500	0	0
William A Martin Jr	5,000	5,000	0	0
Maybar Capital Llc	2,500,000	2,500,000	0	0.43
Chicky Mcdaniels	20	20	0	0
C/O Magic Fingers Inc.	0	0	0	0

24

Doc Mcghee	100	100	0	0
Peter F Merkle	10,000,000	10,000,000	0	1.73
Gary Metz	13,500	13,500	0	0
Betty J Meyer	1	1	0	0
Charles Rodney Miller	15,594,958	15,594,958	0	2.7
James C Miller	1	1	0	0
Cynthia H Moe	2	2	0	0
Kathryn Mohlenhoff & Bernard D Mohlenhoff Jt Ten	1	1	0	0
More Life Commerce Inc.	1,000	1,000	0	0
Ted J Mozino	1	1	0	0
Pierre Richard Mueller & Chantal Lam Jt Ten	2,010,000	2,010,000	0	0.35
Pierre Richard Muller & Chantal Lam Muller Jt Ten	10,000	10,000	0	0
Carlos A Munoz	70	70	0	0
Sherri Murphy	500	500	0	0
Gordon Mutch	1	1	0	0
Jeffrey Naftol	10,000	10,000	0	0
Michelle D Naples	1	1	0	0
Harold Nass &	1	1	0	0
Ellen Nass Ten Com	0	0	0	0
Max Neumann	166,668	166,668	0	0.03
New Water Solutions	10,000	10,000	0	0
Douglas A Newland	1	1	0	0
Max Newman	2,000,000	2,000,000	0	0.35
Irene Norris	76,923	76,923	0	0.01
Todd Nugent	1,095,441	1,095,441	0	0.19
Todd W Nugent	1,714,467	1,714,467	0	0.3
Carlos Nunez	5,000	5,000	0	0
James J O'brien	3	3	0	0
Jeffrey Ohlemacher	10,203,686	10,203,686	0	1.76
Excelina Pinzon Ordonez	14,410,515	14,410,515	0	2.49
Excelina Pinzon Ordonez &	1,963,765	1,963,765	0	0.34
Maria Camila Pulecio Pinzon Jtwros	0	0	0	0
Vincent Orlando & Rita Orlando Jt Ten	10,000	10,000	0	0
Lagette Orton	11,000	11,000	0	0
R Lagette Orton	8,500	8,500	0	0
Harry Pack	10,000	10,000	0	0
Rebecca Pack	20	20	0	0
Paimbir S Padda	14,000,000	14,000,000	0	2.42
Kimberly Paolini	20	20	0	0
Steven J Parnell	20,000	20,000	0	0
Parnell Peace	1,000	1,000	0	0
Sandy Perkoski	10,000	10,000	0	0
Sandra Perkowski	5,000	5,000	0	0
Ronald Perranoski	20	20	0	0
Michael J Peter	14	14	0	0
Michael J Peter	1,000	1,000	0	0
Michael J Peters	4,779,754	4,779,754	0	0.83
Boris G Petroff	1	1	0	0
David P Pettit	8	8	0	0
Robert P Pignone	100	100	0	0
Pinnacle Acquisition Group Llc	42,167	42,167	0	0.01
Maria Camila Pulecio Pinzon	1,010,000	1,010,000	0	0.17
Pedro N Pioli & Sonia Lee Jorves Pioli Jt Ten	5,000	5,000	0	0
Max Neuman Praes	132,572	132,572	0	0.02

25

Joseph Privetera	1	1	0	0
Pyrenees Investments	2,500	2,500	0	0
Leopoldo Rangel	1,000	1,000	0	0
Frederick W Rapple Jr.	20	20	0	0
Frederick W Rapple Jr. & Sharon L Rapple Jtten	1	1	0	0
Blenda Ray	50	50	0	0
Joan Readding	3	3	0	0
Imogene H Redmon	10	10	0	0
David O Remmert	15	15	0	0
Kenneth M Richmond	2	2	0	0
Fred N Roberts	3	3	0	0
Fred Roberts	15	15	0	0
John E Robinson	2	2	0	0
William G Robinson & Rosalyn Robinson Jtten	1	1	0	0
Ashling M Roche	1	1	0	0
Ricardo Antonio Rodriguez	1,000,000	1,000,000	0	0.11
Stephen Romberg	4,093,334	4,093,334	0	0.71
Stephen Romberg &	1,000	1,000	0	0
Susan Romberg Jt Ten	0	0	0	0
Melissa Rosen	1,000,000	1,000,000	0	0.1
Curt Rossband	8	8	0	0
Kevin L Russell	1,000	1,000	0	0
Harold Rutig	6	6	0	0
Lauren Sanders	100,000	100,000	0	0.02
Nelida Scefcyk	1	1	0	0
Joyce B Scheer Ttee U/T/A Dtd 4/11/94 Of The Joyce B Scheer Revoc Liv	1	1	0	0
Jay E Schenck	8	8	0	0
Jay Schenck	150	150	0	0
David G Schwitzer	1	1	0	0
A Lee Shane	3	3	0	0
Tim Shane	3,250,000	3,250,000	0	0.56
Lawrence Shepard	7,500	7,500	0	0
Wilbur G Sheraden	2	2	0	0
Mitchell Shultz	1,250,000	1,250,000	0	0.22
Steven A Silvers	10	10	0	0
Angelo Simonelli	2	2	0	0
Samantha Smith	500	500	0	0
South Dixie Realty	6	6	0	0
Orazio Spagnardi	500	500	0	0
Anthony Spinella & Vincenza Spinella Jt Ten	500	500	0	0
Elyse Spiro	18,500	18,500	0	0
Walter W Stephens	1,100,000	1,100,000	0	0.19
William P Stephens	2	2	0	0
Edina E Stokes	1,000	1,000	0	0
Michael Szpilberg	20,000,000	20,000,000	0	3.46
Charles T. Tamburello	17,230,000	17,300,000	0	2.98
Donald Taylor	2	2	0	0
Dwayne A Taylor	1,000	1,000	0	0
H K Terry	107,282	107,282	0	0.02
Harold K Terry	12,475	12,475	0	0
Thestockpit.Com	1,500	1,500	0	0

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Mary Ellen Thomas	34,083	34,083	0	0.01
Thunder Bay Recording Corp	4	4	0	0
Marco Tiapago	25,000	25,000	0	0
Rodney M Tinney	1	1	0	0
Trans-Tech Development Inc.	1,200	1,200	0	0
Christian J Trefz	110	110	0	0
Christian Trefz	10	10	0	0
Michelle Tucker	696,992	696,992	0	0.12
Twenty Year Media Corp	7,500,000	7,500,000	0	1.3
John Ulmer	5,000	5,000	0	0
Hal Underwood	2,000	2,000	0	0
Darrell Valenti &	1	1	0	0
Sheila Valenti Jtten	0	0	0	0
Stanley Van Duyn	6,576,923	6,576,923	0	1.14
Stanley Van Duyn	10,923,077	10,923,077	0	1.89
Jeremy Van Wyhe	2,384,615	2,384,615	0	0.41
Aleksandre Sasha Vayshel	2,000	2,000	0	0
Gordon Scott Venters	70,983,904	70,983,904	0	12.28
John M Venters Jr.	10,003	10,003	0	0
John Mackenzie Venters	200	200	0	0
John Venters	25	25	0	0
Robert B Venters	6	6	0	0
Robert Bruce Venters	10,000	10,000	0	0
Anthony R Vita & Rosemarie Vita Jtten	1	1	0	0
Barbara Waggoner	5,000	5,000	0	0
Monte Waldman	3,020,000	3,020,000	0	0.52
Chester O Wanvig Iii Tr Ua	3	3	0	0
Dtd 11/23/93 Chester O Wanvig Iii Revoc Trust
Chris Wassiliu	500	500	0	0
David A Weisman	10,000	10,000	0	0
David Weisman	5,000	5,000	0	0
Bernard Weiss & Marlene Weiss Jtten	1	1	0	0
Ray E Welsch & Patricia A Welsch Jt Ten	1,500	1,500	0	0
Brian And Allen Welsh	83,334	83,334	0	0.01
Ray E Welsh & Patricia A Welsh Jt Ten	447,670	447,670	0	0.08
Ray Welsh	1,125,000	1,125,000	0	0.19
Warren W Wendt & Tammy F Wendt Jt Ten	3	3	0	0
Tod Andrew Weston P A	1	1	0	0
Jeffrey White	10,384,615	10,384,615	0	1.8
Russell White	30	30	0	0
Russell White Ttee Russell White Trust	3	3	0	0
Matthew Wiedbrauk	400	400	0	0
Vickie Wilcox	1	1	0	0
George L Williams	2,000	2,000	0	0
Winjo Enterprises Inc.	1	1	0	0
Wireless Connect	4,500,000	4,500,000	0	0.78
Belle G Wishneff & Burton Wishneff Jt	1	1	0	0
J Lloyd Woods	4	4	0	0
Word Of Mouth Productions Inc.	1	1	0	0
World Wide Financial Marketing	1,002,000	1,002,000	0	0.17
Lorne A Wray	3,200,000	3,200,000	0	0.55
Julia Young	2,413,008	2,413,008	0	0.42
Jose Zaga	83,334	83,334	0	0.01
Jose Zaga & Jaqueline Razon Jt Ten	2,000	2,000	0	0
Total	450,555,172	450,625,172	0	80.0044%

The total number of shares of Common Stock being offered for the account of all selling stockholders is 450,625,172, and the percent of the pre-offering outstanding securities Common Stock represented by such shares being offered is 80.00%.

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

Electronically receive, review, execute and deliver to us a subscription agreement; and
Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

After the Qualification Date but prior to accepting any proceeds of the Offering into the Escrow Account, we will file a Rule 253(g) Offering Circular (“Pricing Offering Circular”) setting forth the price per share and number of shares to be offered. No funds will be accepted from any investor until after the Pricing Offering Circular has been filed with the SEC on EDGAR. The Offered Shares are being offered on best efforts basis.

We have established a separate bank account with Prime Trust, LLC (the “Escrow Agent”). Upon receipt and acceptance of funds, the proceeds from the offering will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the subscription is not accepted any reason, the subscription funds will be promptly returned, without deduction and without interest.

After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason. There are no arrangements for the return of funds to subscribers if all of the securities to be offered are not sold.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

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USE OF PROCEEDS

If we sell all of the shares being offered at the maximum offering price per share of $0.005, our net proceeds (after our estimated offering expenses of $400,000) will be $9,600,000. We will use these net proceeds for the following:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
25.00%	$2,500,000	$100,000	$2,400,000	$240,000 Arrowhead Acquisition
				$625,000 Cause and Effect, Movie
				$625,000 Pegasus, Movie
				$100,000 King of Sport of Kings, Movie
				$125,000 Studio Equipment
				$685,000 Working capital
25.00%	$2,500,000	$100,000	$2,400,000	$2,400,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
50.00%	$5,000,000	$200,000	$4,800,000	$240,000 Arrowhead
				$800,000 Cause and Effect
				$800,000 Pegasus
				$300,000 King of Sport of Kings
				$500,000 Emerging Pictures Acquisition
				$250,000 Studio Equipment
				$1,910,000 Working Capital
50.00%	$5,000,000	$200,000	$4,800,000	$4,800,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
75.00%	$7,500,000	$300,000	$7,200,000	$240,000 Arrowhead
				$1,000,000 Complete Cause and Effect
				$1,000,000 Complete Pegasus
				$600,000 King of Sport of Kings
				$1,000,000 Emerging Pictures Acq.
				$375,000 Studio Equipment
				$2,985,000 Working capital
75.00%	$7,500,000	$300,000	$7,200,000	$7,200,000

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
100.00%	$10,000,000	$400,000	$9,600,000	$240,000 Arrowhead
				$1,000,000 Complete Cause and Effect
				$1,000,000 Complete Pegasus
				$1,000,000 Complete King of Sport of Kings
				$2,000,000 Complete Emerging Pictures Acq.
				$500,000 Studio Equipment
				$3,860,000 Working capital
100.00%	$10,000,000	$400,000	$9,600,000	$9,600,000

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Working Capital is used for officer’s salaries and cash reserves for future film projects, acquisitions, joint ventures, and other opportunities that may be presented to The Movie Studio throughout the 12 months that the Reg A+ is active as well as the subsequent 24 months.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

No portion of the proceeds will be used to compensate or otherwise make payments to officers or directors of the Company.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DESCRIPTION OF BUSINESS

General

The Movie Studio, Inc. F/K/A Destination Television, Inc. (“the Company" or “DSTV” or the "Issuer”) is a publicly traded vertically integrated motion picture production company that develops, manufactures and distributes independent motion picture content for worldwide consumption on a multitude of devices.

The Movie Studio, Inc. operates as an integrated motion picture production and distribution company. It acquires, develops, manufactures, and distributes independent motion picture content for worldwide consumption in theatrical, video on demand, foreign sales, and on various media devices. The Movie Studio, Inc., through its network of movie theaters, exhibits critically acclaimed films, cultural programming, art films, documentaries, foreign language films, independent cinema, concerts and others. The company was formerly known as Destination Television, Inc. and changed its name to The Movie Studio, Inc. in November 2012. The Movie Studio, Inc. was founded in 1961 and is based in Ft. Lauderdale, Florida.

The Company is a broadcast media company that used its custom content and entertainment-based programming along with its proprietary technology to influence the purchasing decisions of millions of active consumers in targeted “away-from-home” leisure destinations.

The Company’s original core broadcast business was Bar TV, Gym TV, and Hotel TV, which were designed and implemented to focus on leisure destinations with entertaining and informative audio and video content, increasing the duration and frequency of consumer visits and duration of stay, generating incremental revenue and promoting the sale of specific products. The Company enabled advertisers and leisure/retailers to effectively and efficiently reach active consumers at the point of sale (POS) where most purchase decisions are made. In addition to influencing consumer behavior, the Company’s programming was proven to be successful in generating brand awareness and could create additional sales lift. The Company’s business motto was “Leisure Destinations driving traffic to Retail Locations.”

Over the years, the Company surveyed the media landscape, combining the best aspects of each medium into the DSTV’s business model, simultaneously applying it to a very unique physical space. In 2008, the US advertising industry consolidated, including digital signage space, because the industry did not provide a quantifiable measurement platform for its advertisers; at that time, The Company began to reorganize its business model. In 2009, The Company took the first steps in transitioning its core business operations into a new media platform, which included incorporating elements of its original media business model into its new business, The Movie Studio. In 2010, the Company took the next step, when it physically began transitioning its core business to the new platform. The Movie Studio platform consists of three verticals that operate synergistically with each other. Strategic Partner, is the first of the three verticals. In this vertical, the Company enters into agreements with substantial asset partners, wherein these partners can promote their brand, product, or service through the Movie Studio, which can offer them, through the its vertical integration model, a variety of opportunities, as a result of their association with the movie business. Each partner agreement is crafted in the best interest of the client’s needs or objectives.

“Locations Pay Us” is the second vertical, wherein we get paid for filming a scene of our movie at the location of a client. The excitement generated from motion picture production at given location can drive traffic to the client’s point of sale (POS); as a result, the Company and the client both benefit from this arrangement. In addition, the Company utilizes its win-a-part-in-a-movie contest at the location; it also provides digital plates to the client’s location, which can utilize the key art shot of the location as base artwork for web, print or television at no additional cost in perpetuity. Clients have reported that their locations have seen double digit increases in their margins on the night of the filming event. Product Placement is the third vertical. The motion picture product placement industry is a two-billion-dollar industry; companies utilize this platform to create worldwide brand awareness for their brand, product or service, with the average movie impact of fifteen (15) years (in five-year distribution cycles). In addition, these companies provide us products that we utilize at movie events for PPG (on premise promotional giveaways); they also gain additional branding exposure in direct interaction with the brands exact demographic.

The value proposition for investors is in the bi-product of manufacturing of a major motion picture asset(s), which reduces capital expenses (CAP-X) by utilizing these vertical in the manufacturing of the intellectual property (movie) asset. The completed movie then employs a significant expense to revenue ratio, by utilizing these metrics. The motion picture asset is ultimately licensed to seventy (70) countries around the world (foreign market) and domestically in the traditional media outlet channels, movie theaters, television, DVD, pay cable, Video on Demand (VOD) mobile etc. In addition, the motion picture integrates a soundtrack, which creates an additional revenue stream for investors. The Company has proven the business model on all three verticals prior to occupying a 17,000 sq. ft. production studio in downtown Hollywood, Florida complete with a 5,000 sq. ft. 2 edit suites, complete motion picture manufacturing lighting and equipment, cameras, talent division, and in-house marketing. The Movie Studio has manufactured its first feature film production for Ventures Capital Partners, LLC. Is titled “Exposure” starring Corey Feldman and is currently in pre-production of the sequel “Double Exposure with Ventures Capital II, LLC,” and Pre-Production of “BAD ACTRESS” with Ventures Capital Partners III, LLC. In addition, The Movie Studio can generate additional revenue streams from studio rentals and music video production. The Company is currently fully operational and implementing its business model to scale the Companies operations in 2013 and beyond. The Company changed its name of operations from Destination Television, Inc. to The Movie Studio, Inc. In November 2012 and received a new stock symbol (MVES) in July, 2014.

31

On August 6, 2015 the Company executed a Membership Unit Purchase Agreement to acquire sixty percent (60%) interest in SAFELA from Seven Arts Entertainment Louisiana LLC., now known as Wireless Connect Inc., (OTC: SAPX) the Seller is the owner of the membership interest of SAFELA whose capitalization, unaudited financial statements for the period ended June 30, 2014, offices and legal addresses are set forth on SAFELA’s controls distribution rights to the motion pictures set forth; and that the Seller desired to sell to Buyer and Buyer desires to buy from Seller the Shares of 7,500 shares $100 par value of Buyer’s Series Preferred Stock and assumption by a to be created wholly owned subsidiary of the Buyer, Safela, Inc. $2,000,000 of the Seller’s convertible promissory notes assumed as debt.

On September 15, 2015 the Company completed the transaction and issued 7,500,000 shares of its Common Stock issuing 6,250,000 shares to the company Wireless Connect Inc.; and 750,000 to Global Capital Group LLC., the consultant that arranged execution of the transaction.

On October 28, 2015 the Company entered into an Assignment and Settlement Agreement with Arrowhead Target Fund Ltd - In Liquidation Wireless Connect Inc. known as Seven Arts Entertainment Inc. and Seven Arts Entertainment Inc., Peter Hoffman, Susan Hoffman, Seven Arts Pictures plc, Seven Arts Pictures Inc., Seven Arts Future Flows I LLC CineVisions, Seven Arts Pictures Limited, Deal Investment LLC. Rectifier Productions LLC and Pool Hall Productions LLC (collectively with Purchaser of the Seven Arts Parties for $250,000 the Company was paid $10,000 towards the acquisition.

On June 24th 2016, The Company purchased one hundred percent (100%) of the assets of Rainbow Pictures LLC and completed the transactional covenants on September 15, 2016 and formed a wholly owned subsidiary, Gulfstream Movie Studios Inc. to house the intellectual properties, assets and production strategic associations. On July 20, 2017 the Company assigned the screenplay intellectual property to MHP Productions, LLC for five thousand dollars ($5,000.00) while maintaining the other non-material assets and strategic partner associations and non-leased studio space. The Company executed an agreement on October 9th 2017 with the Village at Gulfstream Park, LLC. on a “month to month” agreement. The Company pays “No Rent” for tenancy under the current agreement and pays electric and general liability insurance only. The July 20, 2017 the Exit Agreement involved returning the shares issued by the recipients and the Exit Addendum Agreement states the correction of error made in the original July 24, 2016 Purchase Agreement clarifying the Company purchased the assets of Rainbow Pictures LLC and not the corporation. Exhibit D.

On August 4, 2017 the Company executed a Definitive Purchase Agreement with Twenty Year Media Corp, a Canadian Corporation, and the owner of a hundred percent (100%) of the capital stock of Emerging Media Corp d/b/a Emerging Pictures to purchase a hundred percent (100%) of Emerging Media Corp capital stock for 7,500,000 shares of the Company’s Common Stock pursuant to Rule #144 pursuant to the terms of the agreement.

On July 18, 2017 the Company executed with Tri-Bridge Ventures, LLC two (2) convertible promissory notes (1) for a One Hundred Thousand Dollars ($100,000) convertible interest bearing promissory note at 10% per annum maturing on July 18, 2018 and convertible into MVES common shares at a 50% discount to the market value. (2) A One Hundred Thousand Dollars ($100,000) convertible interest bearing promissory note at 10% per annum and the assignment of Two Hundred Thousand Dollars ($200,000) of the Company’s debt from Kanno Group Holdings Ltd. at the lowest trade price of MVES shares in the previous twenty days (20) at a 50% discount to market.

Effective May 16, 2017 the Company entered into a one year 15% Convertible Promissory Note and Loan Agreement with Ross Schuyler Gregg for the principal sum of $17,500 having a maturity date of May 16, 2018. At Holder’s option, Holder may elect to convert the Loan amount into unrestricted, free trading common shares of MVES after 12 months pursuant to Rule 144. Upon Holder’s exercise of such conversion, the conversion price shall be equal to $.0025 cents per share and agree to reserve 8,050,000 shares. Use of Proceeds of the Loan shall be used by the Company as initial capital for beginning payment of the PCAOB audit and associated general operating expenses.

32

With respect to our latest acquisitions of SAFELA, Pending Definitive Agreement of Arrowhead Target Fund Limited, Rainbow Pictures, LLC, providing the Company with Production Studio and the acquisition for 100% of Emerging Media Corp d/b/a Emerging Pictures, LLC, from Twenty Year Media Corp on or about August 17, 2017 could generate the necessary revenues in the future from acquiring a stream of distribution rights to many hundreds of films attributable to a video on demand digital delivery platform deployed in over 130 theaters. A new pricing strategy intends to compete with business-to-business, Netflix, Hulu, Amazon Prime for movie theaters which is a vital strategy to lowering costs, providing seamless point-to-point digital distribution across the distribution network. Furthermore, by acquiring Emerging Pictures, this new vertical integration structural strategy of intellectual properties, the Company will be able to expand its footprint of its own movies to theatrical distribution direct and gain considerable market share in conjunction with expanded technological capabilities. The Company stated in its most recent press release on September 7, 2017 how commercial video on demand technology, owned by the Company is a far more efficient means of distribution of motion pictures and distribution channels, and increase revenues thereof and could convert our business model and aggregation to a “Netflix for Movie Theatres” business model with ancillary distribution on Video on Demand (VOD) as well as worldwide distribution to available territories of the rights available of the motion pictures owned or licensed.

About The Movie Studio

The Movie Studio Inc. (OTC Pink: MVES), is a vertically integrated motion picture production and distribution Company with completed motion picture and production assets. The Company acquires, develops, manufactures, and distributes full length feature films for worldwide consumption

Film Festivals & Markets

The Movie Studio has been represented at Major Film Markets/Festivals “non-exclusively” via our strategic partnership Cinema Arts/Artedis providing an international presence at such esteemed evens as the Cannes Film Festival (France), the American Film Market (LA), the National Assoc. of Television Producers & Executives (Miami) and the Berlin Film Festival (Germany). There is no guarantee or representation that the Company will maintain or continue any business relationship with Cinema Arts/Artedis et.al.

Library Distribution

The Movie Studio has Theatrical, DVD, VOD (Video on Demand like Netflix or Amazon), Cable, Satellite, and Television Distribution & Licensing Agreements in 46 territories across 4 continents including the world’s 4 largest markets for full length feature films (USA, Europe, China, India).

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

INDUSTRY BACKGROUND

Film Studio

The Movie Studio, Inc. is an entertainment or motion picture company that has its own studio facility that is used to make films, which is handled by the production company. Most of the companies in the entertainment industry have never own their own studios, but have rented space from other companies. There are also independently owned studio facilities, which have never produced a motion picture of their own because they are not entertainment companies or motion picture companies – they are companies who sell only studio space.

Beginnings

In 1893, Thomas Edison built the first movie studio in the United States when he constructed the Black Maria, a tarpaper-covered structure near his laboratories in West Orange, New Jersey, and asked circus, vaudeville, and dramatic actors to perform for the camera. He distributed these movies at vaudeville theaters, penny arcades, wax museums, and fairgrounds. The pioneering film studio was founded in New Rochelle, New York in 1909 by American theatrical impresario Edwin Thanhouser. The company produced and released 1,086 films between 1910 and 1917, successfully distributing them around the world. The first film serial ever, “Million Dollar Mystery,” was released by the Thanhouser Company in 1914. In the early 1900s, companies started moving to Los Angeles, California. Although electric lights were by then widely available, none were yet powerful enough to adequately expose film; the best source of illumination for motion picture production was natural sunlight. Some movies were shot on the roofs of buildings in Downtown Los Angeles. Early movie producers also relocated to Southern California to escape Edison's motion picture patents company, which controlled almost all the patents relevant to movie production at the time.

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An independent film is a professional film production resulting in a feature film that is produced mostly or completely outside of the major film studio system. In addition to being produced and distributed by independent entertainment companies, independent films are also produced and/or distributed by subsidiaries of major film studios. Independent films are sometimes distinguishable by their content and style and the way in which the filmmakers' personal artistic vision is realized. Usually, but not always, independent films are made with considerably lower film budgets than major studio films.  Generally, the marketing of independent films is characterized by limited release, but can also have major marketing campaigns and a wide release. Independent films are often screened at local, national, or international film festivals before distribution (theatrical and/or retail release). An independent film production can rival a mainstream film production if it has the necessary funding and distribution.

Principal Products And Their Markets

Due to the proliferation of new mobile media platforms in society, The Movie Studio intends to enter into the personalized content & media space utilized by consumers via laptops, tablets, smartphone’s and new Digital Out-Of-Home (DOOH) devices as they are developed.

The Movie Studio intends to manufacture independent content that fits the marketplace void including indie movies with relevant movie stars and indie soundtracks with substantial fan bases that we can reach their demographic on-line and sell digital downloads direct to consumers with a minimum barrier to entry and minimum capital expenditures compared to traditional marketing forms of content delivery. In addition to traditional marketing platforms that we intend to sell and leverage as well, The Movie Studio intends to sell its content and where it’s available on all devices, mobile, I-Pad etc. for the personal user with the personal playlist of unique and indie content relevant to their interests applicable for the individual and their consumption.

The Movie Studio is implementing its new proven vertically integrated revenue model:

(a) Strategic Partners in Motion Pictures.

(b) Locations Pay US a fee for placement in the movie, which can monetize our platform at their point of sale (POS).

(c) Product Placement: we receive a fee for product placement in a movie, product branding, and on premise promotional giveaways (PPG). In addition, the Product Placement client receives digital plates and the same benefits as Location Pay US a fee client receive (see (b) above).

(d) At the American Film Market in November 2011, the Company established significant motion picture arrangement for worldwide distribution, to provide investors an exit strategy for (1) their movie partnership investment units and (2) shareholdings in the Company. In May 1, 2012, we have entered into an exclusive worldwide distribution agreement with Cinema Arts Entertainment, with minimum guarantees (MG’s) that sales will total $520,000 for the first 10 markets. As of March 1st, 2017 the Company has generated sales revenues disclosed in our financial statements. (As of November 27th 2017 the Company has not been successful on collecting on all the executed agreements that have been contacted for distribution of their motion pictures owned or licensed to the Company and could have a material impact on the Companies business model or continued operations.

(e) The completed movie then employs a significant expense to revenue proposition by utilizing these metrics and licenses the motion picture asset to seventy (70) countries around the world (foreign market) as well as domestically in traditional media outlet channels, movie theaters, television, DVD, pay cable, video on demand (VOD) mobile etc. In addition, the motion picture integrates a soundtrack that creates an additional revenue stream for investors.

In addition, the Company provides locations digital plates and green screen application for use in movies, commercials, for the location, web-applications and print that can significantly monetize the location, while 360-degree media branding at the location can be an applicator for the location in a variety of ways:

Promotional Media

Promotional media is a broad marketing term that describes methods used to promote goods and or services. Promotional media can be broken into several categories or channels, including:

Print Media--is all the media we use in hard copy format such as

*       Business cards

*       Brochures

*       Posters

*       Promotional Literature

*       Banners

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Digital Media--this includes the internet

*       Video Promotion

*       Websites

*       Social Media

*       Digital Signage

*       Digital Tags

*       Smartphone Apps

*       Radio / TV

Promotional Gifts--often used to stay top-of-mind with customers

*       Pens

*       Caps

*       T-shirts

*       Mugs

*       Bags

*       Banners

Distribution Methods

Film distribution Methods

A distributor is a company or individual responsible for the marketing of a film. The distributor may set the release date of a film and the method by which a film is to be exhibited or made available for viewing: for example, directly to the public either theatrically or for home viewing DVD, Video on Demand (VOD), download, television programs through broadcast syndication, etc.). A distributor may do this directly, if the distributor owns the theaters or film distribution networks, or through theatrical exhibitors and other sub-distributors. A limited distributor may deal only with particular products, such as DVDs or Blu-ray, or may act in a particular country or market.

Theatrical distribution

If a distributor is working with a theatrical exhibitor, the distributor secures a written contract stipulating the amount of the gross ticket sales to be paid to the distributor by the exhibitor (usually a percentage of the gross) after first deducting a floor, which is called a house allowance (also known as the nut), collects the amount due, audits the exhibitor's ticket sales, as necessary, to ensure the gross reported by the exhibitor is accurate, secures the distributor's share of these proceeds, and transmits the remainder to the production company (or to any other intermediary, such as a film release agent).

The distributor must also ensure that enough film prints are struck to service all contracted exhibitors on the contract-based opening day, ensure their physical delivery to the theater by the opening day, monitor exhibitors to make sure the film is in fact shown in the particular theater with the minimum number of seats and show times, and ensure the prints' return to the distributor's office or other storage resource also on the contract-based return date. In practical terms, this includes the physical production of film prints and their shipping around the world (a process that is beginning to be replaced by digital distribution) as well as the creation of posters, newspaper and magazine advertisements, television commercials, trailers, and other types of ads.

The distributor is also responsible for ensuring a full line of advertising material is available on each film which it believes will help the exhibitor attract the largest possible audience, create such advertising, if it is not provided by the production company, and arrange for the physical delivery of the advertising items selected by the exhibitor at intervals prior to the opening day.

If the distributor is handling an imported or foreign film, it may also be responsible for securing dubbing or subtitling for the film, and securing censorship or other legal or organizational approval for the exhibition of the film in the country/territory in which it does business, prior to approaching the exhibitors for booking. Depending on which studio is distributing the film, the studio will either have offices around the world, by themselves or partnered with another studio, to distribute films in other countries. If a studio decides to partner with a native distributor, upon release, both names will appear. The foreign distributor may license the film for a certain amount of time, but the studio will retain the copyright of the film.

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Early Distribution Windows

Although there are numerous distribution techniques today, previous to the multi-channel transition, studios and networks did not experiment with different distribution processes. Studios believed that the new distribution methods would cause their old methods of revenue to be destroyed. Within time, the development of new distribution did prove to be beneficial. The studios revenue was gained from myriad distribution windows. These windows created many opportunities in the industry and allowed networks to make a profit and eliminate failure. These new distribution methods benefited audiences that were normally too small to reach and expanded the content of television. With the new age of technology, networks accepted the fact that it was a consumer demand industry and accepted the new models of distribution.

Non-Theatrical Distribution

This term, used mainly in the British film industry, describes the distribution of feature films for screening to a gathered audience, but not in theaters at which individual tickets are sold to members of the public. The defining distinctions between a theatrical and a non-theatrical screening are that the latter has to be to a closed audience in some way, e.g. pupils of a school, members of a social club or passengers on an airliner, and that there can be no individual admission charge. Most non-theatrical screening contracts also specify that the screening must not be advertised, except within the group that is eligible to attend (e.g. in a membership organization’s newsletter or an in-flight magazine).

The largest market for non-theatrical distribution is probably the airlines, followed by film societies. Non-theatrical distribution is generally handled by companies that specialize in this market, of which Film bank [1] is Britain's largest, representing the major Hollywood studios. Home video media is sold with a license that permits viewing in the home only (hence the copyright notice that appears at the start of many VHS tapes and DVDs, which states that the content must not be shown in oil rigs, prisons or schools). Until these technologies were widespread, most non-theatrical screenings were on 16 mm film prints supplied by the distributor. Today, the most common business model is for a distributor to sell the exhibitor a license that permits the legal projection of a copy of the film, which the exhibitor buys separately on a home video format. These licenses can either be for individual, one-off screenings, or cover an unlimited number of screenings of titles represented by that distributor for a specified time period. The latter are often purchased by pubs and students' unions, to enable them to show occasional feature films on a TV in their bars.

Home Video Distribution

Some distributors only handle home video distribution or some sub-set of home video distribution such as DVD and/or Blu-ray distribution and now the fastest growing area is Video on Demand (VOD). The remaining home video rights may be licensed by the producer to other distributors or the distributor may sub-license them to other distributors.

If a distributor is going to distribute a movie on a physical format such as DVD, they must arrange for the creation of the artwork for the case and the face of the DVD and arrange with a DVD replicator to create a glass master to press quantities of the DVD.

Today, some movie producers are using a process called DVD-on-demand. In DVD-on-demand, a company will burn a DVD-R (a process called duplication) when a copy of the DVD is ordered, and then ship in to the customer.

A distributor may also maintain contact with wholesalers, who sell and ship DVDs to retail outlets as well as online stores, and arrange for them to carry the DVD. The distributor may also place ads in magazines and online and send copies of the DVD to reviewers.

The newest area Video on Demand (VOD) is expected to grow as a result of new media devices, mobile phones, PDA’s, tablets and I-Pads as additional ways individuals consume content and has antiquated all forms of physical distribution technologies including DVD.

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The New Hollywood/Foreign Distribution:

In the past, big studios have not always used analysis, analytics, metrics or measurement; but that is not true any longer. Companies like The Movie Studio use a new Hollywood approach that is vastly more technical than preparing an analysis of how many people actually attend the theater as a result of buying a ticket. Their approach now accounts for thousands of variables, from the stars of a movie to its release date to the type of media used in production, and compares each of those variables to nearly every film ever made with at least one of the same attributes. It takes four people just to operate the program that governs their approach.

New Hollywood companies employ a movie-rejection system, not a movie-picking system, while the data-intensive approach operates on a new paradigm of new media marketing and buzz worthy elements intertwined into the infrastructure of the movie. Big studios are swinging for the fences, and they lose money on 85 percent of the movies they make; they don’t have a hedge against those losses, so they need the one or two franchise movies each year to make up for the money losers. New Hollywood studios have hedges; they make movies that people will love, but also on a financially based system. They don’t take huge risks.

The New Hollywood studios can make money without a blockbuster on its slate, if it controls upfront costs and has unique arrangements with film distributors on the back-end. Unlike most major studios, who own their own distribution companies, New Hollywood studios seek relationships with over 117 distributors around the globe, each of which could come under contract to buy any movie the studio makes at a preset percentage of the film’s budget. In return, the distributors are guaranteed a piece of the back-end revenue for each movie. For New Hollywood studios, the structure is a safety net for films that underperform, a safety net the major studios don’t have.

Status Of Any Publicly Announced New Products

The Movie Studio has manufactured its first feature film production for Ventures Capital Partners, LLC, a film titled Exposure, starring Corey Feldman. The Movie Studio currently just completed “BAD ACTRESS” and have distributed the movies on the Amazon Prim Platform available to eighty million (80,000,000) homes. In addition, The Movie Studio can generate additional revenue streams from studio rentals and music video production. The Company is currently fully operational and implementing its business model for operations in 2017 and beyond.

Sources And Availability Of Products

The Movie Studio has manufactured its first feature film production for Ventures Capital Partners, LLC, a film titled Exposure, starring Corey Feldman. The studio is currently completed production of BAD ACTRESS. In addition, The Movie Studio can generate additional revenue streams from studio rentals and music video production. The Company is currently fully operational and implementing its business model for operations in 2017 and beyond.

Dependence On One Or A Few Major Customers

The Company is not dependent on one or a few major customers.

Patents And Trademarks

Destination Television® currently owns the registered trademark for the name and brand for Destination Television, Inc. with the United States Patent and Trademark office (USPTO). The Movie Studio ™ is a trademark of The Movie Studio, however, is not a registered trademark.

Environmental Laws

Our operations are not subject to environmental laws and regulations.

Employees

The Company currently is currently completing its quasi-reorganization and currently employs one (1) full time employee, the President, and utilizes the services of numerous work for hire and other individuals.

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Description of Property

As of March 1, 2018, the Movie Studio, Inc. moved its production facility without executing a lease or rent agreement or rent for a new corporate office space located at 2598 East Sunrise Blvd, Suite 2104 in the City of Ft. Lauderdale, Florida.

Legal Proceedings

There are no legal proceedings against us. We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT’S AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

The following Management’s Discussion and Analysis (‘MD&A”) is intended to help the reader understand the results of operations and financial condition of The Movie Studio, Inc. F/K/A Destination Television, Inc., MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes to the financial statements.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain information included in this and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words "believe," "expect," "anticipate," "estimate," project" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial conditions and results. As a consequence, actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of us as a result of various factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

Plan of Operation

The Movie Studio, Inc. F/K/A Destination Television, Inc. (the "Company" or the "Registrant") was incorporated in the State of Delaware in 1961 under the name Magic Fingers, Inc. By amendment of its certificate of incorporation, the Company's name was changed in 1999 to Magicinc.com and in April 2002 to Magic Media Networks, Inc. and in February 2007 to Destination Television, Inc. In November of 2012, the Company filed an amendment to change its name to The Movie Studio, Inc. Through the period ended October 31, 1999, the Company devoted substantially all its efforts to reorganizing its financial affairs and settling its debt obligations. During the fiscal years ended October 31, 2000 and October 31, 2001, the Company was engaged primarily in the planning and development of an interactive network to provide entertainment via the Internet. Subsequent to October 31, 2001, the Company redirected its business focus to the development of a private television network, in high traffic locations such as bars and nightclubs. During the development process, the Company received incidental revenue from the sale of advertising and the production of commercials.

Management’s Discussion and Analysis

Gross Sales: The Company had $145,355 in gross sales in the twelve months ended October 31, 2016 and $21,076 in the twelve months ended October 31, 2017.

Plan of Operation for the Next Twelve Months. The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months. The Company may make significant changes in the number of employees at the corporate level.

Working Capital. As of October 31, 2017 the Company has $232,635 in current assets and $976,462 in current liabilities, giving it a working capital deficit.

Investments. The Company intends to make substantial investment in energy producing assets that can make use of its water technologies.

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Marketing and sales. The Company will cause its companies to make substantial marketing and sales expenses which will consist primarily of advertising and promotion, salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company expects to engage in limited research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for research and development of new business. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

Revenues

The Company had $145,355 in gross sales in the twelve months ended October 31, 2016 and $21,076 in the twelve months ended October 31, 2017. We will only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Operating Expenses

We had operating expenses of $347,121 for the twelve months ended October 31, 2017. Operating expenses were in connection with our daily operations, including but not limited to officers' salary, consulting fees, professional fees, and others.

Both operating costs and expected revenue generation are difficult to predict. There can be no assurance that revenues will be sufficient to cover future operating costs, and it may be necessary to continuously raise additional capital to sustain operations.

We expect our operating expenses will significantly increase in 2017 resulting from the addition of marketing and professional services.

Income/Losses

Net losses were $326,046 and $168,840 for the twelve months ended October 31, 2017 and the twelve months ended October 31, 2016, respectively. The increase in net losses in 2017 were primarily attributable to the decrease in gross sales and the increase in operating expenses.

We expect to become profitable in 2018. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

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Liquidity and Capital Resources

During the twelve months ended October 31, 2017 and October 31, 2016, net cash flows used in operating activities were $(85,839) and $(233,638), respectively. Negative cash flow in the twelve months ended October 31, 2017 was due primarily to the net loss of $326,046.

Net cash flows from investing activities for the twelve months ended October 31, 2017 were ($272,986).

We had cash of $12,261 on hand at October 31, 2017. As of October 31, 2017 the Company has $232,635 in current assets and $976,462 in current liabilities, giving it a working capital deficit. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

Material Events

On August 4, 2017 the Company executed a Definitive Purchase Agreement with Twenty Year Media Corp, a Canadian Corporation, and the owner of a hundred percent (100%) of the capital stock of Emerging Media Corp d/b/a Emerging Pictures to purchase a hundred percent (100%) of Emerging Media Corp capital stock for 7,500,000 shares of the Company’s Common Stock pursuant to Rule #144 pursuant to the terms of the agreement.

On July 18, 2017 the Company executed with Tri-Bridge Ventures, LLC two (2) convertible promissory notes (1) for a One Hundred Thousand Dollars ($100,000) convertible interest bearing promissory note at 10% per annum maturing on July 18, 2018 and convertible into MVES common shares at a 50% discount to the market value. (2) A One Hundred Thousand Dollars ($100,000) convertible interest bearing promissory note at 10% per annum and the assignment of Two Hundred Thousand Dollars ($200,000) of the Company’s debt from Kanno Group Holdings Ltd. at the lowest trade price of MVES shares in the previous twenty days (20) at a 50% discount to market.

Effective May 16, 2017 the Company entered into a one year 15% Convertible Promissory Note and Loan Agreement with Ross Schuyler Gregg for the principal sum of $17,500 having a maturity date of May 16, 2018. At Holder’s option, Holder may elect to convert the Loan amount into unrestricted, free trading common shares of MVES after 12 months pursuant to Rule 144. Upon Holder’s exercise of such conversion, the conversion price shall be equal to $.0025 cents per share and agree to reserve 8,050,000 shares. Use of Proceeds of the Loan shall be used by the Company as initial capital for beginning payment of the PCAOB audit and associated general operating expenses.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following January 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Dividends

We do not intend to retain future earnings to support our growth.  Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

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Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have one employee. We have one non-employee director.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, chemists, hydrologists, quality control technicians, transportation experts, managers and in most instances outsourced processes.

Specific and current needs include a sales team, an office administrator and a field engineer to verify sites and coordinate agreements.

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MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of October 31, 2017:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Gordon Scott Venters, Chief Executive Officer and Director	57	Since January 1992	40 to 60
Todd W. Nugent, Officer and Director	59	Since January 1992	10 to 20

The directors and officers as of October 31, 2017, are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of our Board of Directors.

Set forth below is the name of our director and officer, all positions and offices held, the period during which he has served as such, and the business experience during at least the last five years:

Gordon Scott Venters

Chief Executive Officer and Chairman of the Board

Gordon Scott Venters has been president and chief executive officer and a director of The Movie Studio FKA Destination, Television, Inc. for the last ten months and a director of Destination Television since 1996. During that time he has executive produced, produced, written and directed Exposure starring Corey Feldman ready for worldwide released in the first quarter of 2013 the first of the four picture franchise. He has also served as a member of our board of directors from March 1994 to May 1995. Prior to joining Destination Television, Inc., Mr. Venters was engaged in the entertainment industry, including the financing, management and production of films, videos and recordings. From May 1995 until January 1996, he served as president and director of Quantum Entertainment, Company in Los Angeles. From 1990 to 1993, Mr. Venters served as president and chief executive officer of Flash Entertainment, Inc., an independent feature film company and predecessor of our company, during which time he was the executive producer of no More Dirty Deals and five music videos. He had previously been the executive producer of two full length feature films, Shakma & Shoot. Mr. Venters, has also been a financial advisor and a registered stockbroker with F.D. Roberts Securities and Prudential Bache Securities, Inc.

Todd W. Nugent

Vice President and Director

Mr. Nugent has over 30 years experience in executive leadership positions with responsibilities for corporate finance, business development, private and public offerings. In 1991 he was with Skypix Northwest Starscan DBS LLP-Multi-Channel Video Programming, Inc. Since 1992, he has been an officer and director of Magic Fingers, Inc., dba Magic Studios Inc., 2001 Destination Television, Inc., 2010 The Movie Studio, Inc., all the same Public Company (MVES). In his early career, Mr. Nugent was a licensed securities representative with Integrated Resources Equity (broker/dealer). Mr. Nugent received his B.A. in Business Management from Eckerd College.

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Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses). No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Board Composition

Our Board of Directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

45

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of October 31, 2017:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($) (1)	Total Compensation ($)

Gordon Scott Venters	$121,162	$32,802	$153,964
Todd W. Nugent	-0-	-0-	-0-
(1) shares Issued

Gordon Scott Venters is employed as the Company's president and chief executive officer, pursuant to an employment agreement, effective November 1, 2007. The three-year employment agreement, which extended a previous agreement, provides for an annual salary of approximately $161,662; annual increases of a minimum of 5%; and participation in incentive or bonus plans at the discretion of the board of directors. The agreement additionally provides for certain confidentiality and non-competition provisions and a minimum payment of 18 month salary in the event of a change of control or termination without cause, or if the employee terminates for good reason. As of October 31, 2015 and 2016, the Company owed Mr. Gordon Venters a net salary payable of $50,636 and $98,878, respectively.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of January 31, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

Name of Beneficial Owner	Class of Stock	Shares Beneficially Owned	Percentage of Class Owned	Percentage of Class Owned After Offering

Gordon Scott Venters, Chief Executive Officer and Director	Preferred Stock	17,855,171	100.00%	100.00%
Gordon Scott Venters, Chief Executive Officer and Director	Common Stock	70,983,884	11.7	1.5
Todd W. Nugent	Common Stock	2,809,908	0.5	0.1
Total for Common Stock		73,793,812	12.2	1.6

The address for all officers and directors is 2598 East Sunrise Boulevard, Suite 2104, Ft. Lauderdale, Florida 33304.

46

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to October 31, 2017, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

DESCRIPTION OF SECURITIES

Convertible Stock

The Company has authorized 1,000,000,000 shares of Preferred Stock, par value $0.0001.

The Board of Directors has the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof and, within the limitations of applicable law of the state of Delaware or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established from time to time, thereof.

Convertible Preferred Series A

The number of authorized shares of Convertible Preferred Series A Stock is One Hundred Million (100,000,000) shares.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Convertible Preferred Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation.

47

The Convertible Preferred Series A Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

Each share of Convertible Preferred Series A Stock shall be convertible, at the option of the Holder, into 100 (one hundred) fully paid and non-assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio."

If the Corporation, at any time while any Convertible Preferred Series A Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock, whether payable in shares of its Common Stock or of capital stock of any class, subdivide outstanding shares of Common Stock into a larger number of shares, combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Convertible Preferred Series A Stock then outstanding shall have the right thereafter to convert such Convertible Preferred Series A Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Convertible Preferred Series A Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

Except as otherwise expressly provided herein or as required by law, the Holders of shares of Convertible Preferred Series A Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Convertible Preferred Series A Stock shall be entitled to 100 (one hundred) votes per share of Convertible Preferred Series A Stock.

The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Convertible Preferred Series A Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Convertible Preferred Series A Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Convertible Preferred Series A Stock. If at anytime the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Convertible Preferred Series A Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non assessable.

Convertible Preferred Series B

The number of authorized shares of Convertible Preferred Series B Stock is One Hundred Million (100,000,000) shares.

The shares of Series B Preferred Stock are not convertible into any other class or series of stock. Except as otherwise required by law, the holders of Series B Preferred Stock have no voting right on all matters. The shares of Series B Preferred Stock will generally be redeemable within 120 days. Redemption provision will be amended at option of the Board of Directors of the Corporation from time to time, thereof.

48

Dividends. The shares of Series B Preferred Stock are entitled to receive any dividends in any amount during which such shares are outstanding. The dividends should be predetermined, or determined on a transaction basis by the Board of Directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

The holders of Series B Preferred Stock shall be entitled to receive, prior to the holders of Common Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock, an amount equal to$1.00 per share with respect to each share of Series B Preferred Stock.

If upon occurrence of a Liquidation the assets and funds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

After payment of the full amounts to the holders of Series B Preferred Stock as set forth above, any remaining assets of the Corporation shall be distributed pro rata to the holders of Series B Preferred Stock and Common Stock (in the case of Series B Preferred Stock, on an "as converted" basis into Common Stock).

Unless a majority of the holders of Series B Preferred Stock affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of records as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

If any of the assets of the Corporation are to be distributed other than in cash then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series B Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give written notice to each holder of shares of Series B Preferred Stock or Common Stock of the appraiser's valuation.

No share or shares of Series B Preferred Stock acquired by the Corporation, by reason of redemption, shall be cancelled. All such shares shall be returned to the status of unissued shares of Series B Preferred Stock of the Corporation.

There are no shares of the Series B Preferred Stock outstanding.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The Company has Five Billion, Five Hundred Million (5,500,000,000) shares of Common Stock authorized, par value $0.0001.

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Class B Common Stock are entitled elect a majority of the board of directors. Delaware law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

49

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the Common Stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of Common Stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the Common Stock. When issued in accordance with our articles of incorporation and law, shares of our Common Stock are fully paid and not liable to further calls or assessment by us.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 2,586,350,894 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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Transfer Agent

Our Transfer Agent is Pacific Stock Transfer Co., 6725 Via Austin Parkway, Suite 300, Las Vegas, NV 89119, telephone 800-785-7782, website – www.pacificstocktransfer.com, email info@pacificstocktransfer.com. Our transfer agent is registered with the SEC.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

51

The Movie Studio, Inc.

Financial Statements
For the 12 Months Ended October 31, 2016 and 2017

F-1

Monte C. Waldman, CPA

800 Silks Run Suite #1330

Hallandale Beach, FL 33009

Ph. (954)234-0353

montewaldcpa@gmail.com

Report of Independent Certified Public Accountant

To the Board of Directors and Stockholders of

The Movie Studio, Inc.

Ft. Lauderdale, Florida

In my opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, redeemable non-controlling interest, redeemable convertible preferred stock and stockholders’ deficit and cash flows present fairly in all material respects, the financial position of The Movie Studio, Inc. and its subsidiaries (the “Company”) at October 31, 2016 and 2017, and the results of their operations and their cash flows for each of the two years in the period ended October 31, 2017 are in conformity with accounting principles generally accepted in the United States of America.

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on our audits. I conducted my audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

As discussed in Note 3, certain conditions indicate that the company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the company be unable to continue as a going concern.

/s/ Monte C. Waldman, CPA

December 5, 2017

F-2

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

Consolidated Statements of Operations

For The Twelve Months Ended

	For The Twelve Months Ended
	31-Oct-17	31-Oct-16
Gross sales	$21,076	$145,355
General and Administrative Expenses:
Advertising and promotion	5,461	–
Auto expense	7,508	5,865
Bank service charge	2,112	879
Commissions expense	2,410	11,003
Consulting services	97,024	46,166
Dues and subscription	371	5,930
General supplies	1,812	4,991
Interest expense	–	–
Meals and entertainment	15,873	18,285
Moving expense	–	3,447
Miscellaneous expense	560	1,467
Office assistance	16,665	7,110
Officer's salary	153,964	151,051
Office supplies	4,483	8,408
Postage and delivery	584	964
Professional fees	14,879	6,742
Public Relations	5,708	620
Repairs and maintenance	1,990	30
Stock transfer services	3,120	22,156
Storage rent	1,500	3,680
Studio rent	2,784	11,330
Taxes, licenses and permits	558	88
Telephone expense	1,353	127
Travel expense	490	1,514
Utilities	5,913	2,341
Total expenses	347,121	314,195
Net loss before income taxes	$(326,046)	$(168,840)

Basic and diluted loss per share:
Basic and diluted loss per share	(0.001)	(0.003)

Weighted average number of common shares outstanding, basic and fully diluted.	241,403,243	65,518,722

The accompanying footnotes are an integral part of these financial statements.

F-3

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

Statement of Cash Flows

For The Twelve Months Ended

	For The Twelve Months Ended
	31-Oct-17	31-Oct-16
Cash flows from operating activities:
Net loss	$(326,046)	$(168,840)
Adjustment to reconcile net loss
net cash used by operating activities
depreciation and amortization	53,059	55,994
Changes in operating assets and liabilities:
Changes in accounts receivable	–	(109,364)
Changes in accounts payable	–	(13,000)
Changes in stock subscriptions	–	18,000
Net cash used in operating activities	$(272,986)	$(217,210)

Cash flows from investing activities:
Increase in VCP III - motion picture in process	(43,529)	(120,178)
Increase in property and equipment	(39,000)	(113,500)
Net cash used in operating activities	(82,529)	(233,678)

Cash flows from financing activities:
Changes in note payable - KGH	–	15,455
Change in note payable - Gregg Ross	17,500	–
Changes in note payable - Cid Galindo	(28,354)	28,354
Changes in officer's salary payable	(16,074)	(45,393)
Changes in note payable - KHG	(310,450)	(116,560)
Changes in Tri-Bridge note payable	25,000	–
Cash proceeds from issuance of common stock	208,835	235,177
Non-cash supplement use from issuing of shares	466,453	322,307
Net cash provided by financing activities	362,910	439,340
Net increase (decrease) in cash	$7,395	$(11,547)
Cash, beginning of period	4,866	16,414
Cash, end of period	$12,261	$4,866

The accompanying footnotes are an integral part of these financial statements.

F-4

VCP I, II, and III, LLC's

Consolidated Statement of Financial Positions

For The Twelve Month Ended

As of: October 31, 2016

Intangible Assets	VCP I, LLC	VCP II, LLC	VCP III, LLC	Totals

Motion Picture In Process
Actors Pay	50,000.00	35,900.14	48,990.17	134,890.31
Advertising and Promotion	2,459.93	3,080.10	3,863.48	9,403.51
Auto Exp	–	–	1,450.00	1,450.00
Bank Charges	–	–	1,149.15	1,149.15
Business Licenses	–	497.76	7,723.88	8,221.64
Cellular Phones and Service	–	–	4,552.83	4,552.83
Computer and Internet	7,500.67	4,073.24	4,485.24	16,059.15
Costumes and Clothing	2,062.22	1,237.41	6,749.48	10,049.11
Editing	11,403.85	13,755.00	24,064.00	49,222.85
Equipment Items	–	1,164.95	2,197.66	3,362.61
Consulting Fees	33,710.50	–	–	33,710.50
Legal Fees	34,082.39	924.35	–	35,006.74
Make-up Artists	–	1,975.00	–	1,975.00
On-Location Assistance	8,058.30	6,732.00	1,925.00	16,715.30
Photography	11,836.15	5,285.02	13,807.08	30,928.25
Postage and Delivery	3,123.26	1,982.81	3,740.07	8,846.14
Printing and Production	–	636.00	–	636.00
Producer and Director Payments	84,959.00	47,335.00	90,133.49	222,427.49
Public Relations	–	1,232.33	6,488.70	7,721.03
Publications	–	429.00	721.81	1,150.81
Repairs and Maintenance	–	–	4,310.22	4,310.22
Salon and Make-Up	–	–	1,562.23	1,562.23
Studio Supplies and Repairs	33,859.73	5,634.91	27,713.90	67,208.54
Talent Agency Fees	–	1,830.50	292.80	2,123.30
Travel Exp	3,917.30	–	29,517.54	33,434.84
Sub-Total Motion Picture In Process	286,973.30	133,705.52	285,438.73	706,117.55

Services for Shares
Actors Pay	50,000.00	–	600.00	50,600.00
Art Work	5,000.00	–	–	5,000.00
Consulting	10,000.00	–	1,725.00	11,725.00
Legal Fees	10,000.00	–	–	10,000.00
Make-up Artists	–	–	375.00	375.00
Producer and Director	50,000.00	–	–	50,000.00
Sub-Total Services for Shares	125,000.00	–	2,700.00	127,700.00
Total Motion Picture in Process	411,973.30	133,705.52	288,138.73	833,817.55
Less: Accumulated Amortization	(28,987.27)	(7,233.40)	(16,838.73)	(53,059.40)
Net Intangible Assets	382,986.03	126,472.12	271,300.00	780,758.15
Fixed Assets
Furniture and Equipment	8,804.97	–	–	8,804.97
Less: Accumulated Depreciation	(2,935.00)	–	–	(2,935.00)
Net Fixed Assets	5,869.97	–	–	5,869.97
Other Assets
Note Receivable - Dr. Terry, estate	1,371,463.00	–	–	1,371,463.00
TOTAL ASSETS	1,760,319.00	126,472.12	271,300.00	2,158,091.12

LIABILITIES & EQUITY
Current Liabilities
Beginning Partnership Equity	–	–	–	–
Add: Contributed Capital	1,881,036.00	133,705.52	288,139.00	2,302,880.52
Less: Distributions	–	–	–	–
Retained Earnings	(120,717.00)	(7,233.40)	(16,839.00)	(144,789.40)
Ending Partnership Equity	1,760,319.00	126,472.12	271,300.00	2,158,091.12
TOTAL LIABILITIES & EQUITY	1,760,319.00	126,472.12	271,300.00	2,158,091.12

The accompanying footnotes are an integral part of these financial statements.

F-5

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

Consolidated Statements of Changes in Stockholders Deficiency

	Common Stock				Preferred Stock		Additional Paid-In	Accumulated	Total Stockholder's
	Shares		Amount		Shares	Amount	Capital	Deficit	Deficiency
Balance, October 31, 2014	2,360,000	*	23,600		666,575	666,575	8,374,651	(9,313,942)	(249,116)
Common Stock issued for VCP	2,495,934		250		(666,000)	(666,000)	730,750	–	65,000
Common Stock issued to GSV	291,669		29		–	–	(2,556)	–	(2,527)
Common Stock issued for services	840,844		84		–	–	(84)	–	–
Common Stock issued for cash	15,115,899		1,512		–	–	260,679	–	262,191
Common Stock issued for debt	6,942,857		694		–	–	320,306	–	321,000
Impairment of asset	–		–		–	–	(1,917,500)	–	(1,917,500)
Net Loss	–		–		–	–	–	(309,263)	(309,263)
Balance, October 31, 2015	28,047,203	*	26,169	^	575	575	7,766,246	(9,623,205)	(1,830,215)
Common Stock issued for cash	42,818,172		4,282		575	575	227,813	–	232,095
Common Stock issued for services	15,265,528		1,527		12,104,596	95,475	35,946	–	132,948
Common Stock issued to GSV	5,587,507		559		–	–	10,617	–	11,176
Common Stock issued for debt	26,074,372		2,607		–	–	116,560	–	119,167
Common Stock issued for RP	4,365,384		437		–	–	113,063	–	113,500
Depreciation and Amortization	–		–		–	–	(51,404)	–	(51,404)
Net Loss	–		–		–	–	–	(168,840)	(168,840)
Balance, October 31, 2016	117,792,782		35,580		12,105,171	96,050	8,218,843	(9,792,045)	(1,441,573)
Common Stock issued for cash	109,880,769		10,988		–	–	227,498	–	238,486
Common Stock issued for services	29,648,332		2,965		–	–	111,624	–	114,589
Common Stock issued to GSV	17,934,678		1,793		–	–	34,075	–	35,868
Common Stock issued for debt	151,122,584		15,112		–	–	324,291	–	339,403
Depreciation and Amortization	–		–		–	–	(53,058)		(53,058)
Net Loss	–		–		–	–	–	(326,046)	(326,046)
Balance, October 31, 2017	426,379,145		66,438		12,105,171	96,050	8,863,272	(10,118,091)	(1,092,330)

*   After reverse Stock Split of 100:1 on or around July 10, 2015.

^   Adjustment for par value amended back to 0$.0001.

The accompanying footnotes are an integral part of these financial statements.

F-6

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2017

Note 1 – Description of Business

The Movie Studio, Inc. (the "Company") was incorporated in the State of Delaware 1961 under the name Magic Fingers, Inc. The company is a vertically integrated motion picture production company that develops, manufactures and distributes independent motion picture content for worldwide consumption on a multitude of devices.

The Company has operated under various names since incorporation, most recently Destination Television, Inc. from February 2007 to November 2012, when the name was changed to The Movie Studio, Inc.

From October 31, 2001, the Company’s focus was on the developing a private television network, in high traffic locations such as bars and nightclubs. During this development period, the Company received incidental revenue from the sale of advertising and the production of commercials.  In 2010, the Company began implementation of its current business model, using the technology previously developed for the private television network.

Note 2 – Summary of significant Accounting Policies and Basis of Presentation

The accompanying unaudited consolidated annual financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented.

The consolidated financial statements include the accounts of The Movie Studio, Inc. (Formerly Destination Television, Inc.), a Delaware corporation, and wholly owned subsidiary Destination Television, Inc., a Florida corporation. All significant inter-company account balances and transactions between the Company and its subsidiary have been eliminated in consolidation.

Long-Lived Assets

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 Property, Plant, and Equipment, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. There were no impairment charges during the year then ended as of October 31, 2017.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, Financial Instruments, approximate their carrying amounts presented in the accompanying consolidated statements of financial condition at October 31, 2017 and October 31, 2016.

Revenue recognition

In accordance with the FASB ASC Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 Income Taxes, which requires accounting for deferred income taxes under the asset and liability method. Deferred income tax asset and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions. Generally, the Company is no longer subject to income tax examinations by major taxing authorities for years before 2009. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce net assets. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities. It must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to stockholder’s equity as of January 1, 2009.  Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

F-7

Note 2 – Summary of significant Accounting Policies (continued)

Comprehensive Income

The Company complies with FASB ASC Topic 220, Comprehensive Income, which establishes rules for the reporting and display of comprehensive income (loss) and its components.  FASB ASC Topic 220 requires the Company’s change in foreign currency translation adjustments to be included in other comprehensive loss, and is reflected as a separate component of stockholders’ equity.

Stock-Based Compensation

The Company complies with FASB ASC Topic 718 Compensation – Stock Compensation, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service.

Options-Based Compensation

The grant-date of value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).  If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. No employee stock options or stock awards vested during the fiscal year then ended as of October 31, 2017 under FASB ASC 718.

Nonemployee awards

The fair value of equity instruments issued to a nonemployee is measured by using the stock price and other measurement assumptions as of the date of either: (i) a commitment for performance by the nonemployee has been reached; or (ii) the counterparty’s performance is complete. Expenses related to nonemployee awards are generally recognized in the same period as the Company incurs the related liability for goods and services received. The Company recorded no stock compensation of approximately during the three months ended October 31, 2017 related to consulting services.

Recently Adopted Accounting Pronouncements

The Company has adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”), which was formerly known as SFAS 168. ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (the "SEC") under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered, non-SEC accounting literature not included in the Positions or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right.  ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis of conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

ASU 2011-04 In May 2011, the FASB issued Accounting Standards Update 2011-14, Fair Value Measurement (Topic 820). This Update will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with US GAAP and International Financial Reporting Standards (“IFRS”). The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs and they explain how to measure fair value and they do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amendments in this Update apply to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability, or an instrument classified in a reporting entity’s shareholders’ equity in the financial statements.

The amendments in this update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The adoption of ASU 2011-04 is not expected to have any material impact on our financial position, results of operations or cash flows.

ASC 480, In March of 2012, the FASB issued Accounting Standards Update, Distinguishing Liabilities from Equity ; primarily originated from FAS 150 and related interpretations. This subtopic establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The guidance applies to freestanding financial instruments, thus reinforcing the importance of this determination.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

F-8

Note 2 – Summary of significant Accounting Policies (continued)

Loss per Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.

Adapted Recently Issued Accounting Standards

In October of 2012, the FASB issued Accounting Standards Update 926-20-35-12, “Fair Value Measurements and Disclosures (Topic 926) - Improving Disclosures about Fair Value Measurements” (Amendments to Accounting Standards Codification), as a basis for that is used to assess impairment of unamortized film costs, an entity should include in a valuation model using assumptions that market participants would have made about uncertainty in timing and amount of cash flows as of the measurement date. To the extent that uncertainties are resolved with new information that becomes known after the balance sheet date, but before the financial statements are issued, such effects should not be incorporated into the fair value measurement as of the balance sheet date unless such market participants would have made such assumptions.

The objective of this Update is to provide information that is more useful to present and potential investors, creditors, and other capital market participants in making rational investment, credit, and other resource allocation decisions. Thus, the Task Force concluded these amendments will reduce existing inconsistencies in the testing of the impairment of unamortized film costs, and improve financial reporting information.

Amending the guidance to remove this rebuttable does not imply ignoring these changes as subsequent events either, however the Update attempts to analyze whether estimating the fair value measurement reflects information and assumptions market participants have considered at the balance sheet date.

Unamortized film costs shall be tested for impairment whenever events or changes in circumstances indicate the fair value of the film may be less than its unamortized costs. The following are examples of these kinds of changes or events;

a.	An adverse change in the expected performance of a film prior to release.
b.	Actual costs substantially in excess of budgeted costs.
c.	Substantial delays in completion or release schedules.
d.	Changes in release plans, such as a reduction in the initial release pattern.
e.	Insufficient funding or resources to complete the film and to market it effectively.
f.	Actual performance subsequent to release failing to meet that which had been expected prior to release.

In the event an entity assesses the fair value is less than unamortized costs, the entity shall determine the fair value of the film and write-off to the income statement the amount of the unamortized costs that exceed the capitalized costs of the film down to its fair value at the close of its fiscal year rather than as a change in accounting estimate. The entity shall not restore the costs in any subsequent accounting periods.

The Company has adopted these accounting pronouncements issued since December 31, 2007 through October 31, 2017, none of which had a material impact on the Company’s financial statements.

Note 3 – Going Concern

The accompany financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that The Movie Studio, Inc. will continue in operation for at least one year and realize its assets and discharge its liabilities in the normal course of operations.

Several conditions cast doubt about the Company’s ability to continue as a going concern. The Company has an accumulated deficit of approximately $10.118 million as of October 31, 2017, has limited cash available for payment of operating expenses, no source of revenue, and requires additional financing in order to finance its business activities as a going concern. The Company’s future capital requirements will depend on numerous factors, including but not limited to continued progress in the pursuit of business opportunities. The Company is actively pursuing alternative financing and has discussions with various third parties, although no firm commitments have been obtained. In the interim, the principal shareholder has committed to meeting any operating expenses incurred by the Company. The Company believes that actions it is presently taking to revise its operating and financial requirements provide it with the opportunity to continue as a going concern.

F-9

Note 4 - Amortizable Intangible Assets

Amortizable assets	Account Balances
VCP I - Motion Picture in Process	411,973
VCP II - Motion Picture in Process	132,253
VCP III - Motion Picture in Process	314,755
Total of Intellectual Property	858,981
Less: Accumulated amortization	109,398
Net Intangible Assets	749,583

Motion Picture In-Process:
Actors Pay	2,620
Costumes and Clothing	447
Director Fees	4,833
Equipment Items	2,168
Photography	5,710
Studio Supplies	1,953
Total	21,533

Note 5 - Income Taxes

The Company has approximately $9.77 million in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2031.

The Company has adopted FASB ASC Topic 740 which provides for the recognition of a deferred tax asset based upon the value of loss carry-forwards that will have to reduce future income taxes and management's estimates of the probability of the realization of these tax benefits. The Company's management determined that it was more likely than not that the Company's net operating loss carry-forwards would not be utilized; therefore, a valuation allowance against the related deferred tax asset has been established.

A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:

	October 31, 2017	October 31, 2016
Deferred tax asset:
Net operating loss carryforwards	$(10,118,092)	$(9,792,046)
Deferred tax asset	(10,118,092)	(9,792,046)

Less; Valuation allowance	(10,118,092)	9,792,046
Net deferred tax asset	$–	$–

Note 6 - Commitments and Facilities

As of November 1st, 2016, the Movie Studio, Inc. moved its production facility without executing a lease or rent agreement or rent for a new 17,000 square foot studio located at 800 Silks Run #1330 in the new Gulfstream Raceway mall in the City of Hallandale Beach, Florida. The lease for using this studio facility has been negotiated for the exclusive rights and promise to provide the making of a movie for and on behalf of the owners of Gulfstream Raceway.

Note 7 - Employment Agreements

Gordon Scott Venters is employed as the Company's president and chief executive officer pursuant to an employment agreement since inception November 1, 2004. The employment agreement, which has been extended to date provides for an annual salary of $133,000 with annual increases of a minimum of 5% per year; and participation in incentive or bonus plans at the discretion of the board of directors. The agreement additionally provides for certain confidentiality and non-competition provisions and a minimum payment of 18 months in the event of a change of control or termination without cause, or if the employee terminates for good reason.

For the twelfth month quarter ended as of October 31, 2017, Mr. Venter’s salary accrued an additional $153,964 less drawings of $137,308 (a net increase of $16,656. The balance due to Mr. Venters is in the amount of $913,521.

Note 8 - Payroll Taxes Payable

There have been no payroll taxes incurred for the entire fiscal year then ended as of October 31, 2016.

F-10

Note 9 – Common Stock Issued for Cash

During the twelfth month period ended October 31, 2017, the Company issued to accredited investors approximately 109,880,769 shares of common stock for $238,486, all of which were issued at various prices between $0.0010 and $0.0025.

None of the above shares have been registered under the Securities Act of 1933, as amended, and therefore, may not be transferred in the absence of an exemption from registration under such laws and will be considered "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act, and may be sold only in compliance with the resale provisions set forth therein.

As of October 31, 2016, the Company had a total of 117,792,780 shares issued and outstanding; and as of October 31, 2017 it had a total of 426,379,145 shares issued and outstanding.

Note 10 – Common Stock Issued for Services

During the fiscal years ended as of October 31, 2016 and October 2017, the Company issued 15,265,528 shares of common stock and 29,648,332 for services rendered, respectively.

Note 11 - Preferred Stock - Series A Preferred Stock

The Series A Preferred Stock is identical in all aspects to the Common Stock, including the right to receive dividends, except that each share of Series B Preferred Stock has voting rights equivalent to four times the number of shares of Common Stock into which it could be converted. As of October 31, 2016 and October 31, 2017, there were 12,105,171 Series A Preferred shares issued to Mr. Venters for $95,475 of his officer’s salary payable.

Note 12 - Common Stock Options

No options or warrants were outstanding at October 31, 2017 and October 31, 2016.

Note 13 – Litigation

As of October 31, 2017, the Company hasn’t had any other legal proceedings, law suits or litigation as Plaintiff or Defendant since these previous cases.

Note 14 – Notes Payable

During the year then ended as of October 31, 2017, the company borrowed $42,000 in the form of non-interest bearing notes at 8% from two parties in the amounts of $25,000 and $17,000, respectively.

Note 15 – Subsequent Events

During the twelfth months then ended, the Company signed-off on entering into three distribution agreements with three independent foreign film distributors to distribute the various movies contained in film libraries, are known as, (1) Pulp Video SRL, Via Catone of Rome, Italy; (2) 10N Medya of Uskudar, Istanbul Turkey; and (3) Euro TV Teheran, Paris. The distribution agreements outline various terms with these distributors beginning May 17, 2016 thru December 31, 2030, June 30, 2023, and June 20, 2026; with licensing fees in the amount of $140,000 that will be honored to the Company within 10 days of receipt of the hard drive disk containing said pictures. For more details about these film distribution agreements, contact the Company’s management.

As of November 8, 2017, the promissory note payable in the amount of $25,000 with Tri-Bridge Venters LLC was converted into 25,000,000 shares of MVES common stock; as of November 29, 2017, Tri-Bridge Venters LLC converted another 29,994,002 shares of MVES common stock for $25,000 with Kanno Holdings Inc. (Exhibit K); and during December of 2017, Tri-Bridge Venters LLC invested $12,500 into a convertible promissory note with the Company.

During December of 2017, the Company amended its articles of incorporation by increasing authorized shares to five billion five hundred million from seven hundred and fifty million shares of common stock having a par value of .0001; increased its authorized of preferred shares to one billion shares from twenty million shares of open stock having a par value of .0001 with 4 to 1 super voting rights; and increased the preferred shares Series A to one hundred million from 3,076,923 having a par value of .0001 with 4 to 1 voting rights; and increased its authorized preferred shares series B to one hundred million shares from 1,250,000 having a par value of .0001 and 4 to 1 super voting rights.

F-11

THE MOVIE STUDIO, INC.

F-12

Monte C. Waldman, CPA

800 Silks Run #1330

Hallandale Beach, FL 33009

Ph. (954)-234-0353

montewaldcpa@gmail.com

ACCOUNTANT’S COMPILATION AND REVIEW REPORT

To the Board of Directors and Stockholders’ of

The Movie Studio, Inc.

Ft. Lauderdale, Florida

I have compiled and reviewed the accompanying consolidated statements of financial position of The Movie Studio, Inc. as of January 31st, 2018 and October 31st, 2017, and the related statements of operations, and statements of cash flows for the twelfth month year then ended. I have compiled and reviewed the accompanying financial statements in accordance with the standards on accounting for compilations and review services issued by the American Institute of Certified Public Accountants that are principles generally accepted, nationally.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

I conducted my compilation and review in accordance with the standards of the American Institute of Certified Public Accountants (United States). Those standards require that I plan and perform the compilation and review in order to obtain reasonable assurance about whether the comparative financial statements are free of material misstatements, irregularities, errors, and omissions. A review includes examining, on a test basis, evidence supporting the amounts and disclosures in the comparative financial statements. A review also includes assessing the overall comparative financial statements presentation. I believe that my compilation and review provides a reasonable basis for my presentation.

My responsibility is to conduct the compilation and review in accordance with statements on standards for accounting and review services issued by the American Institute of Certified Public Accountants. The objective of a compilation and a review is to assist management in presenting financial information in the form of financial statements sufficiently without undertaking to obtain or provide the highest level of assurance that there are no material modifications that should be made to the financial statements.

As discussed in Note 3, certain conditions indicate that the company may be unable to continue as a going concern.

The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the company be unable to continue as a going concern.

/s/ Monte C. Waldman

Monte C. Waldman, CPA

February 15, 2018

F-13

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

Consolidated Balance Sheet

	As Of
	31-Jan-18	31-Oct-17
Current assets
Cash	$19,197	$12,261
Prepaid services	31,296	–
Accounts receivable	111,528	109,364
Total current assets	162,021	121,625

Fixed assets
Property plant and equipment	76,820	76,820
Less accumulated depreciation	(76,820)	(76,820)
net property, plant and equipment	–	–

Intellectual property
Intellectual property and equipment	152,500	152,500
Motion picture in-process	28,716	21,533
net property and equipment	181,216	174,033

Other assets
Capitalized amortizable intangible assets	859,082	859,082
Less accumulated amortization	(106,119)	(106,119)
Net capitalized intangible assets	752,963	752,963
Total assets	$1,096,200	$1,048,621

Liabilities and stockholders' deficiency

Current liabilities
Tri-Bridge Ventures LLC note payable	$–	$25,000
KGH note payable	20,440	20,440
Global Capital Group, LLC	11,125	–
Gregg Ross note payable	17,500	17,500
Officer's salary payable	879,239	913,521
Total current liabilities	928,304	976,461

Long term liabilities
Cid Galindo note payable	–	–
KGH, Inc. note payable	1,089,490	1,164,490
Total long term liabilities	1,089,490	1,164,490

Stockholders' deficiency

Preferred stock, Series A, 20,000,000 convertible, $.0001 par value; Authorized and 12,105,171 issued and outstanding at October 31, 2017 and October 31, 2016, respectively	96,050	96,050
Common stock, $0.0001 par value; 5,500,000,000 shares authorized 586,350,894 and 426,379,145 shares issued and outstanding at January 31, 2018 and October 31, 2017, respectively.	82,436	66,438
Additional paid in capital	9,092,389	8,863,272
Accumulated deficit	(10,192,468)	(10,118,091)
Total stockholders' deficiency	(921,594)	(1,092,330)
Total liabilities and stockholders' deficiency	$1,096,200	$1,048,621

The accompanying footnotes are an integral part of these financial statements.

F-14

THE MOVIE STUDIO INC.

(FORMERLY DESTINATION TELEVISION INC.)

Consolidated Statements of Operations

	For the Three Months Ended	For the Twelve Months Ended
	31-Jan-18	31-Oct-17

Gross sales	$6,813	$21,076

General and Administrative Expenses:
Advertising and promotion	351	5,461
Auto expense	2,294	7,508
Bank service charge	380	2112
Commissions expense	–	2,410
Computer and internet	330	–
Consulting services	3,257	97,024
Dues and subscription	3,171	371
General supplies	663	1,812
Interest expense	–	–
Investor relations	2,604
Meals and entertainment	7,912	15,873
Moving expense	–	–
Miscellaneous expense	192	560
Office assistance	7,042	16,665
Officer's salary	38,491	153,964
Office supplies	781	4,483
Postage and delivery	386	584
Professional fees	7,368	14,879
Public Relations	250	5,708
Repairs and maintenance	424	1,990
Security and alarms	190
Stock transfer services	–	3,120
Storage rent	–	1,500
Studio rent	–	2,784
Suite rent	1,325
Taxes, licenses and permits	136	558
Telephone expense	835	1353
Travel expense	1425	490
Utilities	1,382	5,913

Total expenses	81,190	347,121

Net loss before income taxes	$(74,377)	$(326,046)

Basic and diluted loss per share:	$(0.001)	$(0.001)

Weighted average number of common shares outstanding, basic and fully diluted.	119,925,765	241,403,243

The accompanying footnotes are an integral part of these financial statements.

F-15

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

Statement of Cash Flows

	For the Three Months Ended	For the Twelve Months Ended
	31-Jan-18	31-Oct-17

Cash flows from operating activities:
Net loss	$(74,377)	$(326,046)
Adjustment to reconcile net loss net cash used by operating activities
Depreciation and amortization	–	53,059
Changes in operating assets and liabilities:
Changes in accounts receivable	(2,164)	–
Changes in accounts payable	–	–
Changes in prepaid services	(31,296)	–
Net cash used in operating activities	(107,837)	(272,986)

Cash flows from investing activities:
Increase in VCP III - motion picture in process	(7,183)	(43,529)
Increase in property and equipment	–	(39,000)
Net cash used in operating activities	(7,183)	(82,529)

Cash flows from financing activities:
Change in note payable - Gregg Ross	–	17,500
Changes in note payable - Cid Galindo	–	(28,354)
Changes in note payable - KHG	(75,000)	(310,450)
Changes in note payable - GCG, LLC	11,125	–
Changes in officer's salary payable	(34,282)	(16,074)
Changes in Tri-Bridge note payable	(25,000)	25,000
Cash proceeds from issuance of common stock	41,990	208,835
Non-cash supplement use from issuing of shares	203,124	466,453
Net cash provided by financing activities	121,957	362,910

Net increase (decrease) in cash	6,936	$7,394
Cash, beginning of period	12,260	4,866
Cash, end of period	$19,197	$12,260

The accompanying footnotes are an integral part of these financial statements

F-16

					Additional		Total
	Common Stock		Preferred Stock		Paid-In	Accumulated	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance, October 31, 2017	426,379,145	$66,438	12,105,171	$96,050	$8,863,272	$(10,118,091)	$(1,092,330)
Common Stock issued for cash	43,500,000	4,350	–	–	37,640	–	41,990
Common Stock issued for services	17,750,000	1,775	–	–	34,725	36,500
Common Stock issued to GSV	24,415,019	2,442	–	–	34,181	36,623
Common Stock issued for debt	74,306,730	7,431	–	–	97,569	105,000
Depreciation and Amortization	–	–	–	–
Net Loss	–	–	–	(76,541)	(76,541)
Balance, January 31, 2018	586,350,894	$82,436	12,105,171	$96,050	$9,067,388	$(10,194,632)	$(948,759)

The accompanying footnotes are an integral part of these financial statements

F-17

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

Note 1 – Description of Business

GENERAL

The Movie Studio, Inc. F/K/A Destination Television, Inc. (“the Company" or “DSTV” or the "Registrant”) is a publicly traded vertically integrated motion picture production company that develops, manufactures and distributes independent motion picture content for worldwide consumption on a multitude of devices.

The Movie Studio, Inc. operates as an integrated motion picture production and distribution company. It acquires, develops, manufactures, and distributes independent motion picture content for worldwide consumption in theatrical, video on demand, foreign sales, and on various media devices. The Movie Studio, Inc., through its network of movie theaters, exhibits critically acclaimed films, cultural programming, art films, documentaries, foreign language films, independent cinema, concerts and others. The company was formerly known as Destination Television, Inc. and changed its name to The Movie Studio, Inc. in November 2012. The Movie Studio, Inc. was founded in 1961 and is based in Hallandale Beach, Florida.

The Company is a broadcast media company that used its custom content and entertainment-based programming along with its proprietary technology to influence the purchasing decisions of millions of active consumers in targeted “away-from-home” leisure destinations.

The Company’s original core broadcast business was Bar TV, Gym TV, and Hotel TV, which were designed and implemented to focus on leisure destinations with entertaining and informative audio and video content, increasing the duration and frequency of consumer visits and duration of stay, generating incremental revenue and promoting the sale of specific products. The Company enabled advertisers and leisure/retailers to effectively and efficiently reach active consumers at the point of sale (POS) where most purchase decisions are made. In addition to influencing consumer behavior, the Company’s programming was proven to be successful in generating brand awareness and could create additional sales lift. The Company’s business motto was “Leisure Destinations driving traffic to Retail Locations.”

Over the years, the Company surveyed the media landscape, combining the best aspects of each medium into the DSTV’s business model, simultaneously applying it to a very unique physical space. In 2008, the US advertising industry consolidated, including digital signage space, because the industry did not provide a quantifiable measurement platform for its advertisers; at that time, The Company began to reorganize its business model. In 2009, The Company took the first steps in transitioning its core business operations into a new media platform, which included incorporating elements of its original media business model into its new business, The Movie Studio. In 2010, the Company took the next step, when it physically began transitioning its core business to the new platform. The Movie Studio platform consists of three verticals that operate synergistically with each other. Strategic Partner, is the first of the three verticals. In this vertical, the Company enters into agreements with substantial asset partners, wherein these partners can promote their brand, product, or service through the Movie Studio, which can offer them, through the its vertical integration model, a variety of opportunities, as a result of their association with the movie business. Each partner agreement is crafted in the best interest of the client’s needs or objectives.

“Locations Pay Us” is the second vertical, wherein we get paid for filming a scene of our movie at the location of a client. The excitement generated from motion picture production at given location can drive traffic to the client’s point of sale (POS); as a result, the Company and the client both benefit from this arrangement. In addition, the Company utilizes its win-a-part-in-a-movie contest at the location; it also provides digital plates to the client’s location, which can utilize the key art shot of the location as base artwork for web, print or television at no additional cost in perpetuity. Clients have reported that their locations have seen double digit increases in their margins on the night of the filming event.

Product Placement is the third vertical. The motion picture product placement industry is a two-billion-dollar industry; companies utilize this platform to create worldwide brand awareness for their brand, product or service, with the average movie impact of fifteen (15) years (in five-year distribution cycles). In addition, these companies provide us products that we utilize at movie events for PPG (on premise promotional giveaways); they also gain additional branding exposure in direct interaction with the brands exact demographic.

F-18

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

The value proposition for investors is in the bi-product of manufacturing of a major motion picture asset(s), which reduces capital expenses (CAP-X) by utilizing these vertical in the manufacturing of the intellectual property (movie) asset. The completed movie then employs a significant expense to revenue ratio, by utilizing these metrics. The motion picture asset is ultimately licensed to seventy (70) countries around the world (foreign market) and domestically in the traditional media outlet channels, movie theaters, television, DVD, pay cable, Video on Demand (VOD) mobile etc. In addition, the motion picture integrates a soundtrack, which creates an additional revenue stream for investors. The Company has proven the business model on all three verticals prior to occupying a 17,000 sq. ft. production studio in downtown Hollywood, Florida complete with a 5,000 sq. ft. 2 edit suites, complete motion picture manufacturing lighting and equipment, cameras, talent division, and in-house marketing. The Movie Studio has manufactured its first feature film production for Ventures Capital Partners, LLC. Is titled Exposure starring Corey Feldman and is currently in pre-production of the sequel Double Exposure with Ventures Capital II,

LLC, and Pre-Production of BAD ACTRESS with Ventures Capital Partners III, LLC. In addition, The Movie Studio can generate additional revenue streams from studio rentals and music video production. The Company is currently fully operational and implementing its business model to scale the Companies operations in 2013 and beyond. The Company changed its name of operations from Destination Television, Inc. to The Movie Studio, Inc. In November 2012 and received a new stock symbol (MVES) in July, 2014.

On August 6, 2015 the Company executed a Membership Unit Purchase Agreement to acquire sixty percent (60%) interest in SAFELA from Seven Arts Entertainment Louisiana LLC., now known as Wireless Connect Inc., (OTC: SAPX) the Seller is the owner of the membership interest of SAFELA whose capitalization, unaudited financial statements for the period ended June 30, 2014, offices and legal addresses are set forth on SAFELA’s controls distribution rights to the motion pictures set forth; and that the Seller desired to sell to Buyer and Buyer desires to buy from Seller the Shares of 7,500 shares $100 par value of Buyer’s Series Preferred Stock and assumption by a to be created wholly owned subsidiary of the Buyer, Safela, Inc. $2,000,000 of the Seller’s convertible promissory notes assumed as debt.

On September 15, 2015 the Company completed the transaction and issued 7,500,000 shares of its common stock issuing 6,250,000 shares to the company Wireless Connect Inc.; and 750,000 to Global Capital Group LLC., the consultant that arranged execution of the transaction. See Exhibit A.

On October 28, 2015 the Company entered into an Assignment and Settlement Agreement with Arrowhead Target Fund Ltd - In Liquidation Wireless Connect Inc. known as Seven Arts Entertainment Inc. and Seven Arts Entertainment Inc., Peter Hoffman, Susan Hoffman, Seven Arts Pictures plc, Seven Arts Pictures Inc., Seven Arts Future Flows I LLC CineVisions, Seven Arts Pictures Limited, Deal Investment LLC. Rectifier Productions LLC and Pool Hall Productions LLC (collectively with Purchaser of the Seven Arts Parties for $250,000 the Company was paid $10,000 towards the acquisition.

On June 24, 2016, The Company purchased one hundred percent (100%) of the assets of Rainbow Pictures LLC and completed the transactional covenants on September 15, 2016 and formed a wholly owned subsidiary, Gulfstream Movie Studios Inc. to house the intellectual properties, assets and production strategic associations. On July 20, 2017 the Company assigned the screenplay intellectual property to MHP Productions, LLC for five thousand dollars ($5,000.00) while maintaining the other non-material assets and strategic partner associations and non-leased studio space. The Company executed an agreement on October 9th 2017 with the Village at Gulfstream Park, LLC. on a “month to month” agreement. The Company pays “No Rent” for tenancy under the current agreement and pays electric and general liability insurance only. The July 20, 2017 the Exit Agreement involved returning the shares issued by the recipients and the Exit Addendum Agreement states the correction of error made in the original July 24, 2016 Purchase Agreement clarifying the Company purchased the assets of Rainbow Pictures LLC and not the corporation.

F-19

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

On August 4, 2017 the Company executed a Definitive Purchase Agreement with Twenty Year Media Corp, a Canadian Corporation, and the owner of a hundred percent (100%) of the capital stock of Emerging Media Corp d/b/a Emerging Pictures to purchase a hundred percent (100%) of Emerging Media Corp capital stock for 7,500,000 shares of the Company’s common stock pursuant to Rule #144 pursuant to the terms of the agreement.

On July 18, 2017 the Company executed with Tri-Bridge Ventures, LLC two (2) convertible promissory notes (1) for a One Hundred Thousand Dollars ($100,000) convertible interest bearing promissory note at 10% per annum maturing on July 18, 2018 and convertible into MVES common shares at a 50% discount to the market value. (2) A One Hundred Thousand Dollars ($100,000) convertible interest bearing promissory note at 10% per annum and the assignment of Two Hundred Thousand Dollars ($200,000) of the Company’s debt from Kanno Group Holdings Ltd. at the lowest trade price of MVES shares in the previous twenty days (20) at a 50% discount to market. Exhibit G.

Effective May 16, 2017 the Company entered into a one year 15% Convertible Promissory Note and Loan Agreement with Ross Schuyler Gregg for the principle sum of $17,500 having a maturity date of May 16, 2018. At Holder’s option, Holder may elect to convert the Loan amount into unrestricted, free trading common shares of MVES after 12 months pursuant to Rule 144.

Effective December 14, 2017, the Company entered into a one year 8% Convertible Promissory Note with Bluestone Equities, LLC in the amount of $10,000 for a conversion price based on whatever the market value is upon conversion. See Exhibit D.

On January 18, 2018 the Company exercised a convertible promissory note in the amount of $25,000 for 39,000,000 shares with Bluestone Equities, LLC. See Exhibit B.

With respect to our latest acquisitions of SAFELA, Pending Definitive Agreement of Arrowhead Target Fund Limited, Rainbow Pictures, LLC, providing the Company with Production Studio and the acquisition for 100% of Emerging Media Corp d/b/a Emerging Pictures, LLC, from Twenty Year Media Corp on or about August 17, 2017 could generate the necessary revenues in the future from acquiring a stream of distribution rights to many hundreds of films attributable to a video on demand digital delivery platform deployed in over 130 theaters. A new pricing strategy intends to compete with business-to-business, Netflix, Hulu, Amazon Prime for movie theaters which is a vital strategy to lowering costs, providing seamless point-to-point digital distribution across the distribution network. Furthermore, by acquiring Emerging Pictures, this new vertical integration structural strategy of intellectual properties, the Company will be able to expand its footprint of its own movies to theatrical distribution direct and gain considerable market share in conjunction with expanded technological capabilities. The Company stated in its most recent press release on September 7, 2017 how commercial video on demand technology, owned by the Company is a far more efficient means of distribution of motion pictures and distribution channels, and increase revenues thereof and could convert our business model and aggregation to a “Netflix for Movie Theatres” business model with ancillary distribution on Video on Demand (VOD) as well as worldwide distribution to available territories of the rights available of the motion pictures owned or licensed.

Note 2 – Summary of significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated annual financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented.

The consolidated financial statements include the accounts of The Movie Studio, Inc. (Formerly Destination Television, Inc.), a Delaware corporation, and wholly owned subsidiary Destination Television, Inc., a Florida corporation. All significant inter-company account balances and transactions between the Company and its subsidiary have been eliminated in consolidation.

F-20

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

Long-Lived Assets

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 Property, Plant, and Equipment, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. There were no impairment charges during the year then ended as of January 31, 2018.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, Financial Instruments, approximate their carrying amounts presented in the accompanying consolidated statements of financial condition at January 31, 2018 and October 31, 2017.

Revenue recognition

In accordance with the FASB ASC Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 Income Taxes, which requires accounting for deferred income taxes under the asset and liability method.   Deferred income tax asset and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions.  Generally, the Company is no longer subject to income tax examinations by major taxing authorities for years before 2009. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce net assets. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities.  It must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to stockholder’s equity as of January 1, 2018.  Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Comprehensive Income

The Company complies with FASB ASC Topic 220, Comprehensive Income, which establishes rules for the reporting and display of comprehensive income (loss) and its components.  FASB ASC Topic 220 requires the Company’s change in foreign currency translation adjustments to be included in other comprehensive loss, and is reflected as a separate component of stockholders’ equity.

F-21

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

Stock-Based Compensation

The Company complies with FASB ASC Topic 718 Compensation – Stock Compensation, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).  No compensation costs are recognized for equity instruments for which employees do not render the requisite service.  The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).  If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.  No employee stock options or stock awards vested during the fiscal year then ended as of January 31, 2018 under FASB ASC 718.

Nonemployee awards

The fair value of equity instruments issued to a nonemployee is measured by using the stock price and other measurement assumptions as of the date of either: (i) a commitment for performance by the nonemployee has been reached; or (ii) the counterparty’s performance is complete.  Expenses related to nonemployee awards are generally recognized in the same period as the Company incurs the related liability for goods and services received.  The Company recorded no stock compensation of approximately during the year then ended January 31, 2018 related to consulting services.

Recently Adopted Accounting Pronouncements

The Company has adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”), which was formerly known as SFAS 168. ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (the "SEC") under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered, non-SEC accounting literature not included in the Positions or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis of conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

ASU 2011-04 In May 2011, the FASB issued Accounting Standards Update 2011-14, Fair Value Measurement (Topic 820). This Update will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with US GAAP and International Financial Reporting Standards (“IFRS”). The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs and they explain how to measure fair value and they do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amendments in this Update apply to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability, or an instrument classified in a reporting entity’s shareholders’ equity in the financial statements.

F-22

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

The amendments in this update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The adoption of ASU 2011-04 is not expected to have any material impact on our financial position, results of operations or cash flows.

ASC 480, In March of 2012, the FASB issued Accounting Standards Update, Distinguishing Liabilities from Equity; primarily originated from FAS 150 and related interpretations. This subtopic establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The guidance applies to freestanding financial instruments, thus reinforcing the importance of this determination.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

Loss per Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, Earnings per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.

Adapted Recently Issued Accounting Standards

In October of 2012, the FASB issued Accounting Standards Update 926-20-35-12, “Fair Value Measurements and Disclosures (Topic 926) - Improving Disclosures about Fair Value Measurements” (Amendments to Accounting Standards Codification), as a basis for that is used to assess impairment of unamortized film costs, an entity should include in a valuation model using assumptions that market participants would have made about uncertainty in timing and amount of cash flows as of the measurement date. To the extent that uncertainties are resolved with new information that becomes known after the balance sheet date, but before the financial statements are issued, such effects should not be incorporated into the fair value measurement as of the balance sheet date unless such market participants would have made such assumptions.

The objective of this Update is to provide information that is more useful to present and potential investors, creditors, and other capital market participants in making rational investment, credit, and other resource allocation decisions. Thus, the Task Force concluded these amendments will reduce existing inconsistencies in the testing of the impairment of unamortized film costs, and improve financial reporting information.

Amending the guidance to remove this rebuttable does not imply ignoring these changes as subsequent events either, however the Update attempts to analyze whether estimating the fair value measurement reflects information and assumptions market participants have considered at the balance sheet date.

Unamortized film costs shall be tested for impairment whenever events or changes in circumstances indicate the fair value of the film may be less than its unamortized costs. The following are examples of these kinds of changes or events;

a.	Ad adverse change in the expected performance of a film prior to release.
b.	Actual costs substantially in excess of budgeted costs.
c.	Substantial delays in completion or release schedules.
d.	Changes in release plans, such as a reduction in the initial release pattern.
e.	Insufficient funding or resources to complete the film and to market it effectively.
f.	Actual performance subsequent to release failing to meet that which had been expected prior to release.

F-23

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

In the event an entity assesses the fair value is less than unamortized costs, the entity shall determine the fair value of the film and write-off to the income statement the amount of the unamortized costs that exceed the capitalized costs of the film down to its fair value at the close of its fiscal year rather than as a change in accounting estimate. The entity shall not restore the costs in any subsequent accounting periods.

The Company has adopted these accounting pronouncements issued since December 31, 2007 through January 31, 2018, none of which had a material impact on the Company’s financial statements.

Note 3 – Going Concern

The accompany financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that The Movie Studio, Inc. will continue in operation for at least one year and realize its assets and discharge its liabilities in the normal course of operations.

Several conditions cast doubt about the Company’s ability to continue as a going concern. The Company has an accumulated deficit of approximately $10.192 million as of January 31, 2018, has limited cash available for payment of operating expenses, no source of revenue, and requires additional financing in order to finance its business activities as a going concern. The Company’s future capital requirements will depend on numerous factors, including but not limited to continued progress in the pursuit of business opportunities. The Company is actively pursuing alternative financing and has discussions with various third parties, although no firm commitments have been obtained.  In the interim, the principal shareholder has committed to meeting any operating expenses incurred by the Company. The Company believes that actions it is presently taking to revise its operating and financial requirements provide it with the opportunity to continue as a going concern.

Note 4 - Amortizable Intangible Assets

Amortizable assets	Account Balances
VCP I - Motion Picture in Process	$411,973
VCP II - Motion Picture in Process	132,253
VCP III - Motion Picture in Process	314,755
Total of Intellectual Property	858,981
Less: Accumulated amortization	109,398
Net Intangible Assets	$749,583

Motion Picture In-Process:

Actors Pay	$4,003
Costumes and Clothing	968
Director Fees	4,833
Equipment Items	3,075
Photography	9,110
Studio Supplies	3,086
Total	$28,716

Note 5 - Income Taxes

The Company has approximately $10.192 million in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2031.

F-24

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

The Company has adopted FASB ASC Topic 740 which provides for the recognition of a deferred tax asset based upon the value of loss carry-forwards that will have to reduce future income taxes and management's estimates of the probability of the realization of these tax benefits. The Company's management determined that it was more likely than not that the Company's net operating loss carry-forwards would not be utilized; therefore, a valuation allowance against the related deferred tax asset has been established.

A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:

	January 31, 2018	October 31, 2017
Deferred tax asset:
Net operating loss carryforwards	$(10,192,469)	$(10,118,092)
Deferred tax asset	(10,192,469)	(10,118,092)
Less: Valuation allowance	10,192,469	10,118,092
Net deferred tax asset	$–	$–

Note 6 - Commitments and Facilities

As of November 1st 2016, the Movie Studio, Inc. moved its production facility without executing a lease or rent agreement or rent for a new 17,000 square foot studio located at 800 Silks Run #1330 in the new Gulfstream Raceway mall in the City of Hallandale Beach, Florida. The lease for using this studio facility has been negotiated for the exclusive rights and promise to provide the making of a movie for and on behalf of the owners of Gulfstream Raceway.

Note 7 - Employment Agreements

Gordon Scott Venters is employed as the Company's president and chief executive officer pursuant to an employment agreement since inception November 1, 2004. The employment agreement, which has been extended to date provides for an annual salary of $133,000 with annual increases of a minimum of 5% per year; and participation in incentive or bonus plans at the discretion of the board of directors. The agreement additionally provides for certain confidentiality and non-competition provisions and a minimum payment of 18 months in the event of a change of control or termination without cause, or if the employee terminates for good reason.

For the third month quarter ended as of January 31, 2018, Mr. Venter’s salary accrued an additional $38,491 less drawings of $36,150 (a net increase of $2,341. As of January 31, 2018, the balance due to Mr. Venters is in the amount of $879,239.

Note 8 - Payroll Taxes Payable

There have been no payroll taxes incurred for the fiscal quarter year then ended as of January 31, 2018.

Note 9 – Common Stock Issued for Cash

During the third month period ended January 31, 2018, the Company issued to accredited investors approximately 43,500,000 shares of common stock for $41,990, all of which were issued at various prices between $0.0010 and $0.0025.

None of the above shares have been registered under the Securities Act of 1933, as amended, and therefore, may not be transferred in the absence of an exemption from registration under such laws and will be considered "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act, and may be sold only in compliance with the resale provisions set forth therein.

F-25

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

As of October 31, 2017, the Company had a total of 426,379,145 shares issued and outstanding; and as of January 31, 2018 it had a total of 586,350,894 shares issued and outstanding.

Note 10 – Common Stock Issued for Services and Acquisitions

During the quarter ended as of January 31, 2018, the Company issued 17,750,000 shares of common stock at a value of $35,500 for services rendered.

Note 11 - Preferred Stock - Series A Preferred Stock

The Series A Preferred Stock is identical in all aspects to the Common Stock, including the right to receive dividends, except that each share of Series B Preferred Stock has voting rights equivalent to four times the number of shares of Common Stock into which it could be converted. As of January 31, 2018, there were 12,105,171 Series A Preferred shares issued to Mr. Venters for $96,050 of his officer’s salary payable in the prior period.

Note 12 - Common Stock Options

No options or warrants were outstanding as of January 31, 2018.

Note 13 – Litigation

As of January 31, 2018, the Company hasn’t had any legal proceedings, law suits or litigation as Plaintiff or Defendant.

Note 14 – Notes Payable

During the quarter then ended as of January 31, 2017, the company borrowed $41,125 in the form of non-interest bearing notes at 8% from two parties in the amounts of $30,000 and $11,125, respectively.

During the quarter then ended, the convertible promissory notes payable in the amount of $25,000 were converted into 29,994,002; and $30,000 were converted into 39,000,000 shares of common, respectively. See Exhibits A and B.

Note 15 – Subsequent Events

On February 18, 2018, the Company issued 18,833,333 shares for $9,040 to Blue Stone Equities, LLC. See Exhibit B.

F-26

THE MOVIE STUDIO, INC.

(FORMERLY DESTINATION TELEVISION, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2018

A.. The following table illustrates the common stock and preferred stock ownership of Gordon Scott Venters as of January 31, 2018.

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	% of Shareholdings

Common	Gordon Scott Venters, CEO, and Director	44,641,777 shares	5.5%

Preferred	Gordon Scott Venters, CEO, and Director	17,855,171 shares	100%

The address for all officers and directors is 530 North Federal Highway, Ft. Lauderdale, Florida 33301.

B. Legal/Disciplinary History

1. A conviction in a criminal proceeding or named defendant in a criminal proceeding: None

2. The entry of an order, judgment or decree not subsequently reversed, suspended or vacated by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities: None

3. A finding or judgment by a court order (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated: None

4. The entry of an order by a self-regulatory organization that permanently or temporarily barred suspended or otherwise limited such person’s involvement in any type of business or securities activities: None

C. Beneficial Shareholders

There are none.

6)	Third Party Providers

Legal Counsel

Name: John Lux PA.

Firm: Lux Law PA.

Address: 1629 K Street Suite #300

Phone: 202-780-1000

Email: john.lux@securities-law.info

Accountant or Auditor

Name: Monte C. Waldman CPA.PA

Firm: Monte C. Waldman CPA. PA

Address: 800 Silks Run #1330

Phone: 954-234-0353

Email: montewaldcpa@gmail.com

Investor Relations Consultant

Name: Charles T. Tamburello

Firm: Global Discovery Group

Address: 201 S. Biscayne Blvd. Floor 28 Miami, FL 33131

Phone: 305-323-5687

Email:EmergingGrowth1@gmail.com

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9)	Issuer Certification

I, Mr. Gordon Scott Venters, certify that:

1.	I have reviewed this quarterly disclosure on behalf of our quarterly report ending January 31, 2018;

2.	Based on my knowledge, this disclosure statement does contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstance under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

THE MOVIE STUDIO, INC.

Date: February 15, 2018

/s/ Gordon Scott Venters

Gordon Scott Venters

President, Secretary and Director

F-28

Exhibit A

Issuance Resolution

CORPORATE RESOLUTION AUTHORIZING THE ISSUANCE OF NEW SHARES OF STOCK FOR

The Movie Studio

Common
Class of Stock

Resolved, that Pacific Stock Transfer Company, transfer agent for the Company's class of stock, as described above, is authorized to issue the shares described below and increase the outstanding shares on the books of the Company.

Increasing the Number of Shares Outstanding by **29,994,002** **Shares**.

Issuance Purpose (*check one*): **Conversion/Exercise** X **New Issuance** ____

Issuance Instructions (*please type or print*)

Registered Name and Address Affiliate YES NO	SSN #, Tax ID #, or other Authorized ID	Number of Shares	Cost Basis	Restricted or Free Trading
Tri-Bridge Ventures LLC	81-1656796	29,994,002	$25,000.00	Free Trading

I, the undersigned, qualified officer of the Company, do hereby indemnify Pacific Stock Transfer Company and their employees against any and all actions taken by the Company, and certify that this is a true copy of resolution, set forth and adopted on the below date, and that the said resolution has not been in any way rescinded, annulled, or revoked but the same is still in full force and effect.

Officer's Signature

Date 11/29/17

Canyon Scott Ventures,
Printed Name & Title

Certificate Mailing Instructions:

Method of Mailing (*check one*): FEDEX ___, DHL ___, UPS ___

Account number: ____________

Contact Name: ____________

Address: ____________

Phone: ____________

F-29

Exhibit B

F-30

Exhibit C

Issuance Resolution

AUTHORIZING THE ISSUANCE OF NEW SHARES OF STOCK FOR

The Movie Studio, Inc.
"Company"

Common
Class of Stock

Resolved, that Pacific Stock Transfer Company, transfer agent for the Company's class of stock, as described above, is authorized to issue the shares described below and increase the outstanding shares on the books of the Company.

Increasing the Number of Shares Outstanding by **18,833,333 Shares**.

Issuance Purpose (*check one*): **Conversion/Exercise** ____ **New Issuance** ______

Issuance Instructions (*please type or print*)

Registered Name and Address Affiliate YES___ NO ___	SSN #, Tax ID #, or other Authorized ID	Number of Shares	Cost Basis	Restricted or Free Trading
Blue Stone Equities LLC	82-3181546	18,833,333	9,040	Free Trading

When issuing shares to 6 (six) or more shareholders, we will require an opinion letter from counsel that discusses:

the details of the transactions and why these shareholders are getting the shares. Please include wording that makes it clear that this is not a distribution. If it is an offering the registration or exemption for the issuance of restricted shares that is being relied upon to issue unregistered shares to your shareholders.

I, the undersigned, qualified officer of the Company, do hereby indemnify Pacific Stock Transfer Company and their employees against any and all actions taken by the Company, and certify that this is a true copy of resolution, set forth and adopted on the below date, and that the said resolution has not been in any way rescinded, annulled, or revoked but the same is still in full force, and effect. **All RESTRICTED SHARES ISSUED are FULLY PAID & NON-ASSESSABLE.**

______________________ 2/12/18.
Officer's Signature Date

Gordon Scott Venters.
Printed Name & Title

Certificate Mailing Instructions:

Method of Mailing (*check one*): FEDEX __, DHL ___, UPS _____ Account number: ______________________

Contact Name: ______________________ **Address:** ______________________

F-31

Exhibit D

F-32

F-33

F-34

F-35

F-36

F-37

F-38

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construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.5. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.6. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V.
MISCELLANEO
US

Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.

Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of Delaware, without regard to conflicts of laws principles.

Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 5.7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

F-40

F-41

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation
2.2	By-Laws
3.1	Specimen Stock Certificate
6.1	Convertible Promissory Note with Tri-Bridge Capital Ventures, LLC
6.2	Convertible Promissory Note with Tri-Bridge Capital Ventures, LLC
6.4	One year 15% Convertible Promissory Note and Loan Agreement with Ross Schuyler Gregg.
6.4	Employment Agreement of Gordon Venters
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on March 15, 2018.

(Exact name of issuer as specified in its charter): The Movie Studio, Inc.

By (Signature and Title):	/s/ Gordon Scott Venters
Gordon Scott Venters Chief Executive Officer (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Gordon Scott Venters
Gordon Scott Venters
(Title):	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer.

(Date):	March 15, 2018

(Signature):	/s/ Todd W. Nugent
Todd W. Nugent
(Title):	Executive Vice President

(Date):	March 15, 2018

SIGNATURES OF DIRECTORS:

/s/ Gordon Scott Venters	March 15, 2018
Gordon Scott Venters	Date

/s/ Todd W. Nugent	March 15, 2018
Todd W. Nugent	Date